                                                                    EXHIBIT 12.1

Execution Copy


                           ASSET PURCHASE AGREEMENT


                            Dated December 29, 1999


                                     Among


                      American Sporting Goods Corporation
                                   ("Buyer")

                                      and

                  RYKA Inc., KPR Sports International, Inc.,
               G.S.I., Inc., and Apex Sports International, Inc.
                            (Collectively "Seller")

                                      and

                              Global Sports, Inc.
                            ("Global" or "Parent")

                               TABLE OF CONTENTS
                               -----------------

                                                                          Page
                                                                          ----
ARTICLE 1.
     DEFINITIONS
     -----------
     1.1  Definitions...................................................   -1-
          -----------
     1.2  Construction..................................................   -7-
          ------------

ARTICLE 2.
     PURCHASE AND SALE
     -----------------
     2.1  Purchased Assets..............................................   -7-
          ----------------
     2.2  Excluded Assets...............................................   -9-
          ---------------
     2.3  Assumed Liabilities...........................................  -10-
          -------------------
     2.4  Excluded Liabilities..........................................  -12-
          --------------------

ARTICLE 3.
     PURCHASE PRICE
     --------------
     3.1  General.......................................................  -14-
          -------
     3.2  Determination of Estimated Purchase Price.....................  -14-
          -----------------------------------------
     3.3  Determination of Final Purchase Price.........................  -15-
          -------------------------------------
     3.4  Adjustment....................................................  -16-
          ----------
     3.5  Allocation of Purchase Price..................................  -16-
          ----------------------------

ARTICLE 4.
     CLOSING
     -------
     4.1  Closing Date..................................................  -17-
          ------------
     4.2  Deposit; Payment to Seller on Closing Date....................  -17-
          ------------------------------------------
     4.3  Buyer's Additional Deliveries.................................  -17-
          -----------------------------
     4.4  Seller's and Parent's Deliveries..............................  -18-
          --------------------------------

ARTICLE 5.
     REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT
     ---------------------------------------------------
     5.1  Organization and Qualification................................  -19-
          ------------------------------
     5.2  Capitalization and Ownership of Shares........................  -20-
          --------------------------------------
     5.3  Authority of Seller and Parent................................  -20-
          ------------------------------
     5.4  Solvency......................................................  -21-
          --------
     5.5  Material Changes in Operations, Etc...........................  -21-
          -----------------------------------
     5.6  Taxes.........................................................  -22-
          -----
     5.7  Property......................................................  -22-
          --------
     5.8  Material Contracts............................................  -22-
          ------------------
     5.9  Intentionally Omitted.........................................  -23-
          ---------------------
     5.10 Intellectual Property; Software...............................  -23-
          -------------------------------
     5.11 Intentionally Omitted.........................................  -24-
          ---------------------

     5.12 No Violation, Litigation or Regulatory Action:...............   -24-
          ----------------------------------------------
     5.13 Governmental Permits.........................................   -25-
          --------------------
     5.14 Apex Properties..............................................   -25-
          ---------------
     5.15 Employees; Compensation......................................   -25-
          -----------------------
     5.16 Intentionally Omitted........................................   -25-
          ---------------------
     5.17 Inventories..................................................   -25-
          -----------
     5.18 Status of Contracts..........................................   -26-
          -------------------
     5.19 Customers and Suppliers......................................   -26-
          -----------------------
     5.20 Warranties...................................................   -26-
          ----------
     5.21 No Finder....................................................   -26-
          ---------
     5.22 Ownership....................................................   -27-
          ---------
     5.23 Disclosure...................................................   -27-
          ----------
ARTICLE 6.
     REPRESENTATIONS AND WARRANTIES OF BUYER
     ---------------------------------------
     6.1  Organization of Buyer........................................   -27-
          ---------------------
     6.2  Authority of Buyer...........................................   -27-
          ------------------
     6.3  No Finder....................................................   -28-
          ---------

ARTICLE 7.
     ADDITIONAL AGREEMENTS
     ---------------------
     7.1  Discharge of Division's Liabilities..........................   -28-
          -----------------------------------
     7.2  Taxes........................................................   -28-
          -----
     7.3  Use of Name..................................................   -29-
          -----------
     7.4  Open Purchase Orders.........................................   -29-
          --------------------
     7.5  Shipment of King of Prussia Inventory........................   -30-
          -------------------------------------
     7.6  Returned Goods...............................................   -30-
          --------------
     7.7  Product Liability Insurance..................................   -30-
          ---------------------------
     7.8  Additional Intellectual Property Assignments.................   -30-
          --------------------------------------------
     7.9  Transitional Employees and Assistance........................   -31-
          -------------------------------------
     7.10 Access to Records after Closing..............................   -31-
          -------------------------------
     7.11 Further Assurances...........................................   -31-
          ------------------
     7.12 Employment of J. Murray......................................   -33-
          -----------------------
     7.13 Certain Inventory Costs......................................   -33-
          -----------------------

ARTICLE 8.
     INDEMNIFICATION
     ---------------
     8.1  Indemnification by Seller Group..............................   -33-
          --------------------------------
     8.2  Indemnification by Buyer.....................................   -34-
          ------------------------
     8.3  Notice of Claims.............................................   -35-
          ----------------
     8.4  Third Person Claims..........................................   -35-
          -------------------
     8.5  Duty to Mitigate.............................................   -36-
          ----------------

 ARTICLE 9.
     GENERAL PROVISIONS
     ------------------
     9.1  Survival of Representations and Warranties....................  -36-
          ------------------------------------------
     9.2  Confidential Nature of Information............................  -37-
          ----------------------------------
     9.3  No Public Announcement........................................  -37-
          ----------------------
     9.4  Notices.......................................................  -37-
          -------
     9.5  Successors and Assigns........................................  -38-
          ----------------------
     9.6  Intentionally Omitted
          ---------------------
     9.7  Entire Agreement; Amendments..................................  -39-
          ----------------------------
     9.8  Interpretation................................................  -39-
          --------------
     9.9  Waivers.......................................................  -39-
          -------
     9.10 Expenses......................................................  -40-
          --------
     9.11 Partial Invalidity............................................  -40-
          ------------------
     9.12 Execution in Counterparts.....................................  -40-
          -------------------------
     9.13 Governing Law/Jurisdiction....................................  -40-
          --------------------------

Exhibit   Description
-------   -----------
A         Form of Bill of Sale for Each Seller
B         Form of Instrument of Assignment and Assumption for Each Seller
C-1       Form of United States Trademark Assignment for GSI
C-2       Form of United States Trademark Assignment for RYKA
C-3       Form of United States Trademark Assignment for KPR
C-4       Form of Foreign Trademark Assignment for GSI
C-5       Form of United States Patent Assignments for GSI
D         Form of Assignment of the RYKA Website
E         Form of Import Authorization for Trademarked Goods
F         Form of Deposit Payment Instruction
G         Form of Blanket Drawback Entry
H         Form of Assignment and Endorsement of Bills of Lading
I         Form of Opinion of Counsel for Buyer
J         Form of Opinion of Counsel for the Seller

Schedule  Description
--------  -----------

2.1(a)    Certain Purchased Assets
2.1(d)    Shoe Molds
2.3(c)    Assumed Commitments or Contracts
5         Seller's Disclosure Schedule
7.4       Open Purchase Orders

                           ASSET PURCHASE AGREEMENT


          ASSET PURCHASE AGREEMENT, dated December 29, 1999, among
American Sporting Goods Corporation, a Delaware corporation ("Buyer"),  and
                                                              -----
Global Sports, Inc., a Delaware corporation ("Global" or "Parent"), RYKA Inc., a
                                              ------      ------
Pennsylvania corporation ("RYKA"), KPR Sports International, Inc., a
                           ----
Pennsylvania corporation ("KPR"), G.S.I., Inc., a Delaware corporation, formerly
                           ---
known as Global Sports I.P. Inc. ("GSI") and Apex Sports International, Inc., a
                                   ---
Pennsylvania corporation ("Apex") (RYKA, KPR, GSI and Apex are referred to
                           ----
herein collectively as the "Seller", and with Parent as the "Seller Group").
                            ------                           ------------

          WHEREAS, Seller is, among other things, engaged in the business of manufacturing, marketing, distributing and selling at wholesale footwear under the brands RYKA, Yukon and Apex;

          WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain assets, and Buyer desires to assume certain liabilities and agreements of the Seller relating to the manufacturing, marketing, distribution and selling at wholesale footwear bearing the Purchased Brands (the "Division"), all on the terms and subject to the conditions set
             --------
forth herein; and

          NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed between Seller Group and Buyer as follows:

                                  ARTICLE 1.
                                  DEFINITIONS
                                  -----------

          1.1  Definitions.  In this Agreement, the following terms have the
               -----------
meanings specified or referred to in this Section 1.1 and shall be equally
                                          -----------
applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

          "Adjustment Report" has the meaning assigned in Section 3.3 hereof.
           -----------------                              -----------

          "Affiliate" means, with respect to any Person,(i) any other Person
           ---------
directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (ii) any other Person that owns, directly or indirectly, 10% or more of such specified person's Capital Stock or any officer or director of such specified Person or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than second cousin; or (iii) any other Person 10% or more of the voting stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agreed Method" means components of inventory are valued at factory
           -------------
purchase cost plus ocean freight, customs charges, duty, inland freight charges, one percent of factory purchase cost to cover bank charges, and any applicable agent commissions.

          "Agreed Rate" means the "prime" or base rate published by Chase Bank,
           -----------
as that rate may vary from time to time, or if that rate is no longer published, a comparable rate.

          "Agreement" means this Asset Purchase Agreement, including the
           ---------
Exhibits and Schedules annexed hereto.

          "Allocation Schedule" has the meaning assigned in Section 3.5 hereof.
           -------------------                              -----------

          "Arbitrating Firm" has the meaning assigned in Section 3.3 hereof.
           ----------------                              -----------

          "Assigned Agreements" has the meaning assigned in Section 5.18 hereof.
           -------------------                              ------------

          "Assumed Liabilities" has the meaning assigned in Section 2.3 hereof.
           -------------------                              -----------

          "Bill of Sale" means the Bills of Sale, dated as of the Closing Date,
           ------------
of Seller in favor of Buyer in the form of Exhibit A attached hereto.
                                           ---------

          "Buyer" has the meaning specified in the first paragraph of this
           -----
Agreement.

          "Buyer Ancillary Agreements" means all agreements, instruments and
           --------------------------
documents being or to be executed and delivered by Buyer under this Agreement or in connection herewith.

          "Buyer Group Member" means Buyer and its Affiliates and their
           ------------------
respective successors and assigns.

          "Claim" means (i) any complaint, claim or demand by any third party,
           -----
(ii) any action, suit, proceeding, hearing, charges or investigation, by or before any Governmental Body, arbitrator or arbitral panel, or (iii) any injunction, decree, ruling or order of any Governmental Body.

          "Claim Notice" has the meaning assigned in Section 8.3.
           ------------                              -----------

          "Closing" has the meaning assigned in Section 4.1.
           -------                              -----------

          "Closing Date" has the meaning assigned in Section 4.1.
           ------------                              -----------

          "Closing Date Payment" means $10,317,322.
           --------------------

          "Closing Price Adjustment Amount" has the meaning assigned in
          --------------------------------
Section 3.3.
-----------

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Copyrights" means United States and foreign copyrights, whether
           ----------
registered or unregistered, and pending applications to register the same.

          "Court Order" means any judgment, order, award or decree of any
           -----------
foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

          "Deposit" has the meaning assigned in Section 4.2.
           -------                              -----------

          "Design Materials" has the meaning assigned in Section 2.1(e).
           ----------------                              --------------

          "Disclosure Schedule" means the Seller Group's Disclosure Schedule,
           -------------------
attached hereto as Schedule 5, which contains certain information to be
                   ----------
disclosed by Seller Group pursuant to Article 5 hereof.  Each item of
                                      ---------
information disclosed on the Disclosure Schedule indicates to which section or subsection of Article 5 the information pertains.

          "Division" has the meaning specified in the second recital to this
           --------
Agreement.

          "Division Exclusive Property" means any tangible or intangible
           ---------------------------
property owned, leased or operated by the Seller Group and used exclusively by the Division.

          "Division Non-Exclusive Property" means any tangible or intangible
           -------------------------------
property owned, leased or operated by the Seller Group the use of which is material but not exclusive to the Division.

          "Employee Plans" means employee plans, including, without limitation,
           --------------
any employee benefit plan (as such term is described in Section 3(3) of ERISA or any plan, practice or arrangement (whether or not reduced to writing) that constitutes a "fringe benefit" plan, vacation plan or policy, sick leave program, medical, disability or life insurance plan (including, without limitation, those employment or other agreements that contain "golden parachute" provisions) that applies to any employees of Seller.

          "Encumbrance" means any lien, claim, charge, security interest,
           -----------
mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title or covenant affecting title.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "Estimated Closing Date Valuation" has the meaning assigned in
           --------------------------------
Section 3.2.
-----------

          "Excluded Assets" has the meaning assigned in Section 2.2.
           ---------------                              -----------

          "Excluded Liabilities" has the meaning assigned in Section 2.4.
           --------------------                              -----------

          "exclusive," "exclusively" or similar terms means solely in connection
           ---------    -----------
with the Division or the Purchased Brands except for de minimis or incidental use by others.

          "Expense" means any and all expenses incurred in connection with
           -------
investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

          "Final Closing Date Valuation" has the meaning assigned in
           ----------------------------
Section 3.3.
-----------

          "Final Purchase Price" has the meaning assigned in Section 3.3.
           --------------------                              -----------

          "Foreign Sales" has the meaning assigned in Section 7.11.
           -------------                              ------------

          "Four Inventory Locations" means FARO Services, Inc. at 8190 Byron
           ------------------------
Road, Whittier CA 90606, Universal Warehouse Company at 2850 East Del Amo Blvd., Long Beach, CA 90807-0547, Global Sports, Inc at 555 South Henderson Road, King of Prussia, PA 19406 and Axiom Logistics at 5 Paget Road, Bramptom, Ontario, Canada.

          "Global Sports Interactive" means Global Sports Interactive, Inc., a
           -------------------------
Pennsylvania corporation.

          "Governmental Body" any government or political subdivision thereof,
           -----------------
whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any court or other tribunal.

          "Governmental Permits" has the meaning assigned in Section 5.13.
           --------------------                              ------------

          "Indemnified Party" has the meaning assigned in Section 8.3.
           -----------------                              -----------

          "Indemnitor" has the meaning assigned in Section 8.3.
           ----------                              -----------

          "Instrument of Assignment and Assumption" means the Assignment and
           ---------------------------------------
Assumption Agreements, dated as of the Closing Date, between Buyer and Seller, in the form of Exhibit B attached hereto.
               ---------

          "Intellectual Property" means Copyrights, Patent Rights, Trademarks,
           ---------------------
Trade Secrets and the RYKA Domain Name, and the physical embodiments of the foregoing.

          "Intellectual Property Assignments" mean the assignments, dated as of
           ---------------------------------
the Closing Date, of Seller in favor of Buyer, pursuant to which all of Seller's right, title and interest in all of its Intellectual Property described in the Disclosure Schedule and all goodwill of the Sellers associated therewith shall be assigned to Buyer, in the forms attached hereto as Exhibits C-1, C-2, C-3,
                                                      ------------  ---  ---
C-4 and C-5.
---     ---

          "IRS" means the Internal Revenue Service.
           ---

          "knowledge of Seller" or phrase of similar import means the actual
           --------------------
knowledge of the current executive officers of Seller or Parent, or any information included in any written communication, computer e-mail or voice mail addressed or copied to such persons.

          "Leased Real Property" means the real property and the improvements
           --------------------
thereon located at the following addresses: 8190 Byron Road, Whittier, Los Angeles County, CA 90606, 2850 East Del Amo Blvd., Long Beach, Los Angeles County, CA 90807-0547, 5 Paget Road, Bramptom, Ontario, Canada.

          "Lender" has the meaning assigned in Section 9.5.
           ------                              -----------

          "Letter of Intent" means that certain Letter of Intent dated
           ----------------
December 15, 1999 between Buyer and the Seller Group.

          "Loss" means any and all losses, costs, obligations, liabilities,
           ----
settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges, but shall not include Expenses.

          "Material Adverse Effect" means a material adverse effect on the
           -----------------------
assets, liabilities, business or financial condition of Seller (or Buyer or the Purchased Assets, as the context may require), taken as a whole.

          "Open Purchase Orders" has the meaning assigned in Section 7.4.
           --------------------                              -----------

          "Patent Rights" means United States and foreign patents, patent
           -------------
applications, continuations, continuations-in-part, divisions, reissues, patent disclosures, inventions (whether or not patentable) or improvements thereto.

          "Parent" has the meaning specified in the first paragraph of this
           ------
Agreement.

          "Person" means any individual, corporation, partnership, joint
           ------
venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Body.

          "Purchased Assets" has the meaning assigned in Section 2.1.
           ----------------                              -----------

          "Purchased Brands" means the RYKA, Apex and Yukon brands and all
           ----------------
Intellectual Property and all goodwill associated therewith.

          "QVC" means QVC Network Inc., a Delaware corporation, or an Affiliate
           ---
thereof.

          "Requirements of Laws" means any foreign, federal, state and local
           --------------------
laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body (including, without limitation, those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements) or common law.

          "Retained Employees" means Mary Taylor, Mark Fitzpatrick and
           ------------------
Charles Legassie.

          "RYKA Domain Name" means the Internet domain name
           ----------------
"http://www.ryka.com/" together with the goodwill of the Seller symbolized thereby.

          "Seller" has the meaning specified in the first paragraph of this
           ------
Agreement.

          "Seller Ancillary Agreements" means the Bill of Sale, IP Assignment,
           ---------------------------
the Instrument of Assignment and Assumption, the Intellectual Property Assignments and all agreements, instruments and documents being or to be executed and delivered by Seller under this Agreement or in connection herewith.

          "Seller Group Member" means Seller and its Affiliates and their
           -------------------
respective successors and assigns.

          "Seller Transitional Employees" has the meaning assigned in
           -----------------------------
Section 7.8.
-----------

          "Software" means computer software programs and software systems,
           --------
including, without limitation, all databases, compilations, tool sets, compilers, higher level or "proprietary" languages, related documentation and materials, whether in source code, object code or human readable form.

          "Tax" means any federal, state, local or foreign net income,
           ---
alternative or add-on minimum, gross income, gross receipts, property, sales, use, transfer, gains, license, excise, employment, payroll, withholding or minimum tax, or any other tax custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Body.

          "Tax Return" means any return, report or similar statement required to
           ----------
be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

          "Trademarks" means United States, state and foreign trademarks,
           ----------
service marks, logos, trade dress and trade names, whether registered or unregistered (including any rights to such trademarks, service marks, logos, trade dress and trade names), pending applications to register the foregoing, and all goodwill of the business associated therewith.

          "Trade Secrets" means confidential ideas, trade secrets, know-how,
           -------------
concepts, methods, processes, formulae, reports, data, supplier lists, customer lists, mailing lists, business plans, or other proprietary information.

          1.2  Construction.  For all purposes of this Agreement, all defined
               ------------
terms include the plural as well as the singular; all accounting terms, unless the context clearly indicates otherwise, have the meanings assigned to them in accordance with generally accepted accounting principles in effect in the United States of America on the date hereof; the term "including" shall mean "including without limitation"; all references to a contract, agreement or instrument herein shall mean such contract, agreement or instrument and all exhibits, schedules and other attachments thereto, as any such contract, agreement or instrument may be amended, supplemented or otherwise modified from time to time in a manner that does not violate the provisions of this Agreement; the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular article, section or other subdivision; all references to any article, section or other subdivision refer, unless otherwise indicated, to the corresponding article, section or other subdivision of this Agreement. Each reference to the term "Seller" herein shall mean all members of Seller unless the context otherwise clearly requires. Each reference to the term "Seller Group" herein shall mean all members of Seller Group unless the context otherwise clearly requires.


                                  ARTICLE 2.
                               PURCHASE AND SALE
                               -----------------

          2.1  Purchased Assets.  Upon the terms and subject to the conditions
               ----------------
of this Agreement, on the Closing Date, Seller shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase from Seller free and clear of all Encumbrances (except for liabilities which Buyer assumes herein), the following assets of Seller related to the Division (herein collectively called the "Purchased Assets"):
     ----------------

               (a)  all of the assets listed on Schedule 2.1(a) attached hereto,
                                                --------------
     including;

                    (i) all inventory of the Division located at the Four Inventory Locations and inventory in transit thereto which has been paid for by Seller;

                    (ii) the Division's point of purchase assets (both new and at the customers' store locations), equipment, the WSA main (two story) trade show booth and other personal property as detailed and listed separately on Schedule 2.1(a);
                   ---------------

                    (iii)  prepaid items and deposits listed separately on
     Schedule 2.1(a);
     ---------------

                    (iv) the Copyrights, Patent Rights and Trademarks for the Purchased Brands and all other Copyrights, Patent Rights and Trademarks used exclusively in connection with the Purchased Brands (and all goodwill associated therewith) all as listed in Section 5.10 of the Disclosure Schedule, and the agreements, contracts, licenses, sublicenses, assignments and indemnities related thereto which Buyer assumes herein or pursuant to the Instrument of Assignment and Assumption;

               (b) the Governmental Permits listed in Section 5.13 of the Disclosure Schedule used exclusively by the Division to the extent assignable and as assumed by Buyer pursuant to the Instrument of Assignment and Assumption;

               (c) those personal property leases, contracts, agreements or understandings relating to or associated with the Division to the extent assignable and assumed by the Buyer pursuant to the Instrument of Assignment and Assumption;

               (d) all of Seller's interest in and rights to shoe molds (and all Copyrights, if any, associated therewith) used to produce footwear bearing the Purchased Brands, whether amortized or not (Buyer acknowledges it is familiar with the custom in the industry whereby contractors create shoe molds as part of the manufacturing process and manufacturers "earn" the molds through continued production orders and that Seller may not have title to such molds and if Seller does have title, it may not be free and clear of Encumbrances of the contractors). Seller agrees to use its commercially reasonable efforts to produce a list of production orders and a list of the locations of the shoe molds and to transfer its rights thereto to Buyer). (The descriptions and locations of these molds, and to the extent available to Seller, Seller's interest therein, are detailed on
     Schedule 2.1(d) attached hereto);
     ---------------

               (e) All of Seller's interest in footwear plans, designs, analyses and prototypes ("Design Materials") relating to the Purchased
     Brands;                   ----------------

               (f) The RYKA Website, including the RYKA Domain Name and, to the extent assignable, all of Seller Group's interest in and to all telephone, telex and telephone facsimile numbers, and other directory listings used exclusively by the Division (including RYKA's toll-free telephone number);

               (g) all Trade Secrets, marketing plans, projections, surveys and studies, and other proprietary or confidential information exclusively used in the Division;

               (h) all of Seller's rights, claims or causes of action against third parties (including all damages related thereto), whenever arising, relating to (i) any warranties (implied or express) or indemnities concerning the Purchased Assets and (ii) Intellectual Property included in the Purchased Assets; provided however, that notwithstanding the foregoing,
                           ----------------
     Seller Group shall have the right to assert ownership of such warranties, indemnities or Intellectual Property, as to the period ending on the Closing Date, as a defense to any claim brought against Seller Group by a third party;

               (i) true, correct and materially complete copies of all books and records (in electronic format where available) of Seller reasonably requested by Buyer relating to the assets, properties, business and operations of the Division (including customer lists, credit history, ordering and payment information and contact persons, supplier lists, and including copies of all such data and other information stored on discs, tapes or other media), it being understood that except where original documents are necessary to transfer title to the Purchased Assets to Buyer and except for records relating to customers' open orders, production specifications and Open Purchase Orders, Seller may provide copies to Buyer and retain the originals; provided that whenever Seller has provided original documents to Buyer, Seller shall be entitled to retain copies of such documents and, provided further, that each of Seller and Buyer agrees to provide the other with access to the original documents described above if such party has a reasonable requirement therefore;

               (j) Seller's interest in all goods in transit relating to the Division (but not included in "paid for" inventory in transit), the payment of which is assumed by Buyer as an Open Purchase Order pursuant to

     Section 7.4; and
     -----------

               (k)  the assets underlying the Assumed Liabilities.

          2.2  Excluded Assets.  The Purchased Assets shall not include any
               ---------------
assets not set forth in Section 2.1, including but not limited to the following
                        -----------
(herein collectively referred to as the "Excluded Assets"), and no such assets
                                         ---------------
shall be included in the Final Closing Valuation referred to in Article 3 hereof):

          (a)  all cash, bank deposits and cash equivalents;

          (b) all inventory not bearing the RYKA, Apex or Yukon marks, and all inventory bearing the RYKA, Apex or Yukon marks which is currently held by Parent's Affiliate, Global Sports Interactive for retail sale (and Parent represents that such inventory is currently being held by Global Sports Interactive for retail sale in the ordinary course of its business);

          (c)  any real property of Seller Group;

          (d)  all of Seller Group's contracts of insurance;

          (e) all corporate minute books, stock transfer books and corporate seals of Seller Group;

          (f) Seller Group's rights or obligations under any real property leases other than those specifically to be assumed by Buyer;

          (g) any of Seller Group's employees or employee benefit agreements, plans or arrangements maintained by Seller Group on behalf of persons employed by it other than those liabilities of the Retained Employees;

          (h)  all shares of capital stock of the subsidiaries of Parent;

          (i)  all accounts receivable of the Seller Group;

          (j) all raw materials, supplies, work-in-process and other materials not included in the inventory of the Division as reflected on
     Schedule 2.1(a);
     --------------

          (k) all insurance and other similar claims for matters arising prior to the Closing;

          (l)  all refunds of any Tax due Seller or Parent;

          (m) all contracts of Seller Group not assumed by Buyer in the Instrument of Assignment and Assumption; and

          (n) all deposits not assumed by Buyer in the Instrument of Assignment and Assumption.

For the sake of clarity, none of the Excluded Assets shall be included in the Estimated Closing Valuation or the Final Closing Valuation.

          2.3  Assumed Liabilities.  On the Closing Date, Buyer shall deliver to
               -------------------
Seller the Instrument of Assignment and Assumption pursuant to which Buyer shall assume and agree to discharge the following (and only the following) obligations and liabilities of Seller in accordance with their respective terms and subject to the respective conditions thereof:

          (a) the following commitments and obligations concerning the Purchased Brands and Division for which liabilities at the Closing Date have been estimated but not paid (and the benefits of which are available to Buyer after the Closing Date):

               (i) the media planning and development of RYKA advertising campaign, photo shoot, ad creation, etc. (in the Seller good faith estimated amount of $54,001);

               (ii) the Fall 2000 RYKA catalogue (in the Seller good faith estimated amount of $13,841);

               (iii) the corporate ID for the RYKA brand (in the Seller good faith estimated amount of $25,000);

               (iv) the QVC set design and construction for the current season (in the Seller good faith estimated amount of $7,838);

               (v) the accrual for Fall 2000 samples (in the Seller good faith estimated amount of $50,168, including duty and freight charges); and

               (vi) the Fall 2000 Yukon catalogue (in the Seller good faith estimated amount of $47,000 (accrued)), and no others.

     As to these estimated amounts, Seller shall provide Buyer with back up for such amounts after the Closing and Buyer shall discharge or satisfy the actual liability thereof. If such amounts were already paid by Seller, Seller shall provide documentation thereof and Buyer shall reimburse Seller for such amounts.

          (b) the liabilities and obligations of Seller under the Open Purchase Orders as provided in Section 7.4;
                           -----------

          (c) all liabilities and obligations of Seller arising after the Closing Date or with respect to periods following the Closing Date and to be paid or performed after the Closing Date relating to:

               (i) the rental and other charges payable with respect to the Four Inventory Locations (except King of Prussia) from and after the Closing Date, but not prior to the Closing Date (for the avoidance of doubt, rent incurred or charged per item pre Closing shall be allocated between Seller and Buyer as of the Closing Date based upon the time period involved for time based rent or when the action took place for per item charges, and Seller shall endeavor to have separate invoices prepared covering the pre-and post-Closing periods); and

               (ii) the leases, contracts and other agreements designated by Buyer and listed or described in the Instrument of Assignment and Assumption and listed on Schedule 2.3(c) attached hereto, but not any
                                   ---------------
          expenses or obligations incurred or arising thereunder prior to the Closing Date (for the avoidance of doubt, salaries, appearance or endorsement fees, rent, utilities, telephone and sales commissions or incentives invoiced, incurred or charged over time shall be allocated between Seller and Buyer as of the Closing Date, and sales commission and incentive expenses shall be allocated based on whether goods were shipped prior to or after the Closing Date);

          (d) all costs and expenses, including freight and costs (whether in the form of payments, discounts, allowances, reimbursements or credits) arising from the return after the Closing by customers of goods sold by Seller prior to the Closing in bona fide third party transactions (but in no event including any liabilities arising from personal injury or product liability claims);

          (e) the accrued costs and expenses through the Closing Date of the Retained Employees for accrued vacation and bonuses, who shall become employees of Buyer after the Closing (in amount of $75,192.31) (or if Seller is required to pay such amounts to the Retained Employees, Buyer shall reimburse Seller for such amounts upon confirmation of Seller's payment thereof);

          (f) Buyer shall assume the employment contract of Mary Taylor, but not the 1999 bonus or accrued vacation payable Ms. Taylor (which are dealt with in Section 2.3(e) above) or any stock options, warrants or other
             --------------
     compensation which is unique to Seller Group; and

          (g) all liabilities in respect of Taxes for which Buyer is liable pursuant to Section 7.2.
                 -----------

All of the foregoing liabilities and obligations to be assumed by Buyer hereunder are referred to herein as the "Assumed Liabilities."
                                         -------------------

          2.4  Excluded Liabilities.  Buyer shall not assume or be obligated to
               --------------------
pay, perform or otherwise discharge any liability or obligation of Seller or Parent, direct or indirect, known or unknown, absolute or contingent, not expressly and specifically assumed by Buyer as an Assumed Liability (all such liabilities and obligations not being assumed being herein called the "Excluded
                                                                       --------
Liabilities") and none of the following shall be Assumed Liabilities for
-----------
purposes of this Agreement:

          (a) any intercompany payables and other liabilities or obligations of the Division to Seller Group or its Affiliate;

          (b) any costs and expenses incurred by Seller and Parent incident to their negotiation and preparation of this Agreement, the Letter of Intent and their performance and compliance with the agreements and conditions contained herein and therein (except as otherwise specifically provided herein);

          (c)  any liabilities or obligations in respect of any Excluded Assets;

          (d) any liabilities in respect of the claims or proceedings which are otherwise described or should have been described in Section 5.12 of the Disclosure Schedule, which claims or proceedings Seller Group shall have the right to dispose of in its discretion;

          (e) any accrued liabilities of any kind relating to the Division arising prior to the Closing Date, except to the extent such liabilities specifically constitute an Assumed Liability;

          (f) any liabilities and obligations related to, associated with or arising out of (i) the occupancy, operation, use or control of any of the Purchased Assets or any Division property on or prior to the Closing Date or (ii) the operation of the Division on or prior to the Closing Date, in each case incurred or imposed by any statutory or common law;

          (g) any product liability or claims for injury to person or property, regardless of when made or asserted, relating to products sold by the Division or services performed by the Division on or prior to the Closing Date (and Buyer shall be responsible after the Closing Date for such product liability claims or claims for injury to person or property relating to products it sells after the Closing Date);

          (h) any liabilities or obligations relating to or owed to employees of Seller, including severance, COBRA, insurance or other obligations in connection with the termination of their employment with Seller Group, except as such liabilities or obligations concern the Retained Employees;

          (i) any liabilities in respect of Taxes for which Seller or Parent is liable pursuant to Section 7.2;
                        -----------

          (j) any liabilities for rent payable with respect to the Four Inventory Locations which concern the time period up to and including the Closing Date;

          (k) any recalls on or after the Closing Date mandated by any governmental body of the products sold by the Division on or prior to the Closing Date (and Buyer shall be responsible after the Closing Date for such recalls of goods it sells after the Closing Date); or

          (l) any liabilities for manufacturer's representative payments, allowances, incentives payments, reimbursements, credits or other amounts in respect of sales programs or agreements, incentive programs, cooperative advertising, rebates or similar items with Seller customers committed to by Seller with respect to sales made, or advertising placed, before the Closing.


                                  ARTICLE 3.
                                PURCHASE PRICE
                                --------------

          3.1  General.  The purchase price for the Purchased Assets shall be
               -------
determined initially upon an estimate as set forth in Section 3.2 and finalized
                                                      -----------
based upon a revaluation of the Purchased Assets as set forth in Section 3.3.
                                                                 -----------

          3.2  Determination of Estimated Purchase Price.   Prior to the Closing
               -----------------------------------------
Date, Seller delivered to Buyer a calculation and accompanying back-up setting forth in reasonable detail Seller's best estimate of the value of the Purchased Assets comprising the categories in Schedule 2.1(a) which Seller reasonably
                                    ---------------
anticipates will be owned by Seller on the close of business on the day immediately preceding the Closing Date based on the most recently available financial information of Seller calculated in accordance with the Agreed Method and assumptions as were used in preparing Exhibit A to the Letter of Intent (the "Estimated Closing Date Valuation"). (In this regard, there shall be no changes
 --------------------------------
in the accounting methods consistently applied by Seller, such as (but not by way of limitation) changes in obsolescence methods, change in useful lives, changes in estimates or changes in valuation techniques or methods.) On the basis of the Estimated Closing Date Valuation, Seller and Buyer shall have estimated the purchase price to Buyer (the "Closing Date Payment"), which equals
                                            --------------------
the total of the inventory assets set forth on the Estimated Closing Date Valuation (including inventory paid for and in transit), less the negotiated reserve of $830,000, plus the Seller's net book value of the trade show booth and unused point of purchase displays on the Closing Date, plus the actual amount of the Seller deposits transferred to Buyer on the Closing Date (not including a Supershow deposit), plus $1,725,000. The parties have agreed that the Closing Date Payment is $10,317,322.

          3.3  Determination of Final Purchase Price.  (a)  At least two
               -------------------------------------
business days prior to the Closing Date representatives selected and compensated separately by each of Buyer and Seller commenced a joint physical count to determine the footwear inventory of Seller stored at the Four Inventory Locations at the close of business immediately prior to the Closing Date. (To the extent both Seller and Buyer request third parties to conduct such inventory count for their joint benefit, such expenses shall shared equally. In this regard, Seller and Buyer shall share the cost of the inventory count at Universal Warehouse Company and Buyer and Seller agree to use the prior inventory taken at Axiom Logistics on December 6, 1999, adjusted for sales and receipt of new goods thereafter through the Closing Date.) Promptly after the Closing Date (but not later than 30 days after the Closing Date and Buyer's receipt of Seller's books and records or copies thereof), Buyer shall apply the Agreed Method to the Closing Date physical inventory (adjusted for inventory received by Seller at the Four Inventory Locations and sales by Seller, if any, during and after the physical inventory and before the Closing Date) for the inventory assets located at the Four Inventory Locations and the information contained in Seller's books and records (true, correct and materially complete copies of which are to be delivered by Seller to Buyer at the Closing) for the value of the other assets (including paid for inventory in transit) and shall prepare the final Closing Date valuation (the "Final Closing Date Valuation")
                                               ----------------------------
based on the book value of such Seller inventory as of the close of business on the day preceding the Closing Date and the same accounting methods and assumptions as were used in preparing Exhibit A to the Letter of Intent. (In this regard, there shall be no changes in the accounting methods consistently applied by Seller, such as (but not by way of limitation) changes in obsolescence methods, change in useful lives, changes in estimates or changes in valuation techniques or methods.) Based upon the Final Closing Date Valuation, Buyer shall send to Seller (with accompanying detail in an "Adjustment Report")
                                                            -----------------
a revision of the Closing Date Payment calculated in accordance with the same procedures as set forth above (the "Final Purchase Price"), and shall determine
                                    --------------------
the amount, if any, by which the Closing Date Payment differs from its determination of the Final Purchase Price (the "Closing Price Adjustment
                                                ------------------------
Amount").

          (b) Promptly following receipt of the proposed Final Purchase Price and Adjustment Report, Seller may review the same and, within 30 days after the date of such receipt, may deliver to Buyer a certificate setting forth its objections to the Final Purchase Price and Adjustment Report, together with a summary of the reasons therefor and calculations which, in its view, are necessary to eliminate such objections. In the event that Seller does not object within such 30-day period, the Closing Price Adjustment Amount as set forth in the Adjustment Report shall be final and binding on the parties for purposes of this Agreement.

          (c) In the event Seller objects within such 30-day period, Buyer and Seller shall use their reasonable efforts to resolve by written agreement any differences as to the Closing Price Adjustment Amount and, in the event Buyer and Seller so resolve any such differences, the Final Purchase Price and the Closing Price Adjustment Amount as so resolved shall be final and binding on the parties for purposes of this Agreement.

          (d) In the event any objections raised by the Seller are not resolved between the parties within 45 days after the Seller's receipt of the Adjustment Report, then the Seller shall submit the objections that are then unresolved to a national accounting firm acceptable to both Buyer and the Seller (which shall be one of the "big five" national accounting firms, but shall not be the accounting firm retained to audit or review the books and records of either Buyer or the Seller (the "Arbitrating Firm"). The Arbitrating Firm shall be
                          ----------------
directed by Buyer and the Seller to resolve the unresolved objections (based solely on the presentations by Buyer and the Seller as to whether any disputed matter had been determined in a manner in accordance with the accounting methods to be used herein and whether the physical inventory taken and applied was materially correct) as promptly as reasonably practicable and to deliver written notice to each of Buyer and the Seller setting forth its resolution of the disputed matters. In resolving such dispute, absent fraud or misrepresentation, the Arbitrating Firm must use the Agreed Method and the negotiated reserve of $830,000 in calculating the value of the inventory sold to Buyer. The Final Purchase Price and the Closing Price Adjustment Amount, after giving effect to any agreed adjustments in Section 3.3(c) and to the resolution of disputed
                          --------------
matters by the Arbitrating Firm pursuant to this Section 3.3(d), shall be final
                                                 --------------
and binding on the parties for purposes of this Agreement.

          (e) Buyer, Seller and Parent shall promptly make available to each other and to the Arbitrating Firm, if applicable, such books, records and other information (including work papers) as any of the foregoing may reasonably request to prepare or review the respective determinations made by the parties. The fees and expenses of the Arbitrating Firm shall be paid 50% by Buyer and 50% by the Seller and each party shall bear its own expenses with respect to such arbitration.

          3.4  Adjustment.  Promptly (but not later than five days) after the
               ----------
determination of the Closing Price Adjustment Amount pursuant to Section 3.3
                                                                 -----------
that is final and binding as set forth herein:

          (a) if the Final Purchase Price is more than the Closing Date Payment, Buyer shall pay such difference, plus interest at the Agreed Rate from the Closing Date, to Seller by wire transfer of immediately available funds to such bank account of Seller as Seller shall designate in writing to Buyer; and

          (b) if the Final Purchase Price is less than the Closing Date Payment, Seller and Parent jointly and severally agree promptly to pay such difference, plus interest at the Agreed Rate from the Closing Date, to Buyer by wire transfer of immediately available funds to such bank account of Buyer as Buyer shall designate in writing to Seller.

          3.5  Allocation of Purchase Price.  Within 30 days following the
               ----------------------------
Closing Date, Buyer and Seller shall use reasonable efforts to agree on a schedule (the "Allocation Schedule") of the relative fair market value of the
               -------------------
Purchased Assets. The Allocation Schedule shall be reasonable and shall be prepared in accordance with Section 1060 of the Code and the regulations thereunder. Buyer and Seller each agrees to file Internal Revenue Service Form 8594, and all federal, state, local and foreign Tax Returns, in accordance with the Allocation Schedule to the extent agreed. Buyer and Seller each agrees to provide the other promptly with any other information required to complete Form 8594.


                                  ARTICLE 4.
                                    CLOSING
                                    -------

          4.1  Closing Date.  The closing of the transfer of the Purchased
               ------------
Assets from Seller to Buyer (the "Closing") shall be consummated by delivery of
                                  -------
signed and initialed facsimile documents on December 29 1999 and each of Buyer, Seller and Parent covenant and agree to deliver on the following business day original signed and initialed counterparts to the other parties. The date on which the Closing is actually held is sometimes referred to herein as the "Closing Date."
 ------------

          4.2  Deposit; Payment to Seller on Closing Date.  Prior to the date
               ------------------------------------------
hereof, Buyer has deposited in escrow with Blank Rome Comisky & McCauley LLP, counsel to Seller, the sum of $550,000 as evidence of Buyer's commitment to close the transaction contemplated herein (the "Deposit"). At Closing;
                                                -------

          (a)  the Deposit shall be released to Seller; and

          (b) Buyer shall pay Seller an amount equal to the Closing Date Payment minus the amount of the Deposit. Such payment shall be made by wire
             -----
     transfer of immediately available funds to the account in the United States specified by Seller in writing to Buyer at least two business days prior to the Closing.

          4.3  Buyer's Additional Deliveries.  At Closing, Buyer shall deliver
               -----------------------------
to Seller all the following:

          (a) copies of Buyer's Certificate of Incorporation certified as of a recent date by the Secretary of State of the State of Delaware;

          (b) certificate of good standing of Buyer issued as of a recent date by the Secretary of State of the State of Delaware;

          (c) certificate of the secretary or an assistant secretary of Buyer, dated the Closing Date, in form and substance reasonably satisfactory to Seller, as to (i) the resolutions of the Board of Directors of Buyer authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and (ii) incumbency and signatures of the officers of Buyer executing this Agreement and any Buyer Ancillary Agreement;

          (d) an opinion of counsel to Buyer substantially in the form contained in Exhibit I;
                  ---------

          (e) the Instrument of Assignment and Assumption duly executed by Buyer; and

          (f) an instruction to Blank Rome Comisky & McCauley LLP to deliver the Deposit to Seller and the interest thereon to Buyer, in the form of Exhibit F attached hereto.
     ---------

          4.4  Seller's and Parent's Deliveries.   At Closing, Seller and Parent
               --------------------------------
shall deliver to Buyer all the following:

          (a) copies of the charter of each Seller and Parent certified as of a recent date by the Secretary of State of the State of Delaware and the Secretary of State of the State of Pennsylvania, where applicable;

          (b) certificate of good standing of each Seller issued as of a recent date by the Secretary of State of the State of Delaware and the Secretary of State of the State of Pennsylvania, where applicable;

          (c) certificate of the secretary or an assistant secretary of each of Seller and Parent, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to (i) the resolutions of the Board of Directors of Seller and Parent (as the case may be) authorizing the execution and performance of this Agreement and the transactions contemplated hereby and
     (ii) incumbency and signatures of the officers of Seller and Parent (as the case may be) executing this Agreement and any Seller Ancillary Agreement;

          (d) an opinion of counsel to Seller and Parent substantially in the form contained in Exhibit J attached hereto and addressed to Buyer and
                       ---------
     Lender;

          (e) the Bill of Sale and the Instrument of Assignment and Assumption, each duly executed by Seller;

          (f) the Intellectual Property Assignments, in recordable form, duly executed by Seller, with respect to Copyrights, Patent Rights, Trademarks of Seller registered in the United States and other jurisdictions;

          (g) all material required consents, waivers or approvals with respect to the contracts listed in Schedule 2.3(c) hereof;
                                ---------------

          (h) Import authorization concerning trademarked goods, in the form of Exhibit E attached hereto;
     ---------

          (i) Customs Form 7551 (Blanket Drawback Entry) concerning re-export of goods, in the form of Exhibit G attached hereto;
                              ---------

          (j) Assignment and Endorsement of Bills of Lading or purchase orders as may be required to put Buyer into possession of the inventory in transit and open purchase orders, in the form of Exhibit H attached hereto;
                                              ---------

          (k) UCC-3s, releases of security interests in Trademarks, Copyrights and Patent Rights in recordable form or equivalent releases concerning all security interests, liens or other interests in the Purchased Assets;

          (l) Assignment of the RYKA Website, in the form attached hereto as Exhibit D;
     ---------

          (m) an instruction to Blank Rome Comisky & McCauley LLP to deliver the Deposit to Seller and the interest thereon to Buyer, in the form of Exhibit F attached hereto;
     ---------

          (n) a copy of the legal opinion delivered by Potter Anderson & Corroon LLP to Parent (which may be relied upon by Buyer); and

          (o) such other bills of sale, assignments, including an, and other instruments of transfer or conveyance as Buyer may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Purchased Assets to Buyer.

In addition to the above deliveries, Seller and Parent shall take all steps and actions as Buyer may reasonably request or as may otherwise be necessary to put Buyer in actual possession or control of the Purchased Assets.


                                  ARTICLE 5.
              REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT
              ---------------------------------------------------

          As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, except as set forth on the Disclosure Schedule referencing the sections of this Agreement to which it applies, each Seller (as used herein, reference to a Seller or Seller Group shall mean to each member thereof and to all of the members thereof, as the context requires) and Parent, jointly and severally, represent and warrant to Buyer and agree as follows:

          5.1  Organization and Qualification.  Each Seller is a corporation
               ------------------------------
duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, except that GSI is a corporation validly existing and in good standing under the laws of the State Delaware. Parent is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Seller has all corporate power and authority to own or lease and to operate and use the Purchased Assets. True and complete copies of the certificate or articles of incorporation and all amendments thereto and of the By-laws, as amended to date, of Seller have been delivered to Buyer.

          5.2  Capitalization and Ownership of Shares.  100% of the outstanding
               --------------------------------------
capital stock of each Seller is owned, of record and beneficially by Parent.

          5.3  Authority of Seller and Parent.  Seller has all corporate power
               ------------------------------
and authority necessary to execute, deliver and perform this Agreement and all of the Seller Ancillary Agreements. The execution, delivery and performance of this Agreement and the Seller Ancillary Agreements by Seller have been duly authorized and approved by Seller's board of directors and its stockholder.
This Agreement has been duly authorized, executed and delivered by Seller and is the legal, valid and binding obligation of Seller enforceable in accordance with its terms, and each of the Seller Ancillary Agreements has been duly authorized by Seller and upon execution and delivery by Seller will be a legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity.

          Parent has all corporate power and authority necessary to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Parent have been duly authorized and approved by Parent's board of directors and do not require any further authorization or consent of Parent or its stockholders. This Agreement has been duly authorized, executed and delivered by Parent and is the legal, valid and binding obligation of Parent enforceable in accordance with its terms.

          Neither the execution and delivery of this Agreement or any of the Seller Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

          (a) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the Purchased Assets, in each case which would have a Material Adverse Effect, under (i) the Certificate of Incorporation or By-laws of Seller or Parent, (ii) any Assigned Agreement, (iii) any other material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Seller Group is a party relating to the Purchased Assets or to which any of the Purchased Assets is subject or by which Seller is bound relating to the Purchased Assets, (iv) any Court Order to which Seller Group is a party relating to the Purchased Assets or to which any of the Purchased Assets is subject or by which Seller or

     Parent is bound relating to the Purchased Assets, or (v) any Requirements of Laws affecting Seller, Parent or the Purchased Assets; or

          (b) except as contemplated herein (with respect to Patent Rights, Trademark and Copyright filings, UCC-3, and consents of the landlords at the Four Inventory Locations (except King of Prussia) and the counter parties to the assumed contracts and Open Purchase Orders) require the approval, consent, authorization or act of, or the making by Seller or the Division of any declaration, filing or registration with, any Person, and except for approvals, consents, authorizations or acts, the failure of which to be obtained or to do would not have a Material Adverse Effect on the Purchased Assets.

For avoidance of doubt, the disclosure of consents to contracts listed in the Disclosure Schedule (other than with respect to contracts assumed by Buyer hereunder) shall not be deemed to limit Seller's obligations under Section 2.4.
                                                                   -----------

          5.4  Solvency.  Seller is not insolvent, and will not be insolvent
               --------
after the consummation of the transactions contemplated herein.

          5.5  Material Changes in Operations, Etc.  (a) Since November 18, 1999
               -----------------------------------
there has not been any damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking adversely affecting any of the Purchased Assets or the Division which would have a Material Adverse Effect on the Purchased Assets.

          (b) Since November 18, 1999, Seller has conducted the Division only in the ordinary course and in conformity with past practice, subject to the restrictions placed on Seller in the Letter of Intent since the date thereof. Without limiting the generality of the foregoing, since such date, Seller has not, in respect of the Division:

               (i) made any change in the accounting principles and practices used by Seller Group from those applied in the preparation of the balance sheet as of December 31, 1998 insofar as such principles were applied in Seller's determination of the Closing Date Payment;

               (ii)  accelerated shipments of goods to customers;

               (iii) deferred the acceptance of returns of goods sold; or

               (iv) agreed to or entered into any agreement to do any of the foregoing.

          (c) Since January 1, 1999, Seller has not committed to any customer or prospective customer concessions, guarantees or special trade terms relating to the sale or purchase of goods after the Closing Date or requested its customers to defer returning goods pending the Closing.

          5.6  Taxes.  (i) Seller Group has, in respect of the Division and the
               -----
Purchased Assets, filed all material Tax Returns which are required to be filed and has paid all material Taxes which have become due pursuant to such Tax Returns or pursuant to any assessment which has become payable; (ii) all material monies required to be withheld by Seller from the Retained Employees for income Taxes and social security and other payroll Taxes have been collected or withheld, and either paid to the respective taxing authorities, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books of the Division; and (iii) no transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code.

          5.7  Property.  (a)  Seller does not own any real property.  The
               --------
Disclosure Schedule contains a complete and correct list as of the date hereof of all real properties and interests therein leased as of the date hereof by Seller.

          (b)  Intentionally Omitted.

          (c) The Disclosure Schedule contains a complete and correct list as of the date hereof of each material lease or other agreement or right, whether written or oral, under which Seller Group is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third Person and exclusively used in the Division.

          (d) Seller Group has good title to all of the Purchased Assets, free and clear of all Encumbrances. Upon delivery of the instruments of transfer contemplated by Section 4.4, Seller Group will thereby transfer to Buyer good
                -----------
title to the Purchased Assets, subject to no Encumbrances. Notwithstanding the foregoing sentences, Seller makes no representations or warranties in this
Section 5.7(d) with respect to any Intellectual Property; such representations
--------------
and warranties are as provided in Section 5.10 below.
                                  ------------

          (e) With respect to each lease of real and personal property assigned to and assumed by Buyer pursuant to Sections 2.1 and 2.3, the Seller enjoys
                                    ------------     ---
peaceful and undisturbed possession under such lease and the leasehold or other interest of the Seller in such property is not subject or subordinate to any Encumbrances except as set forth in such lease. All such leases are valid and subsisting, the Seller has paid all rent due and payable under all such leases and there exists no material default on the part of the Seller.

          5.8  Material Contracts.  Seller is not, with respect to the Division,
               ------------------
a party to or bound by:

          (a) any distributor, dealer, manufacturers representative, sales agency, advertising representative or advertising or public relations contract which will bind Buyer after the Closing;

          (b)  any consignment agreement with customers; or

          (c) any other contract, agreement, commitment, understanding or instrument which are materially necessary to Buyer's use of the Purchased Assets in accordance with Seller's past practice, other than those which are listed on Exhibit C-1 or C-2 of the Letter of Intent (and as to which copies of which have been provide by Seller to Buyer).

          5.9  Intentionally Omitted.
               ---------------------

          5.10 Intellectual Property; Software.  (a) Sections 5.10(a)(1) and
               -------------------------------
5.10(a)(2) of the Disclosure Schedule together contain a list of all subsisting registered Copyrights, Patent Rights, and Trademarks and all subsisting pending applications for registration of such Copyrights, Patent Rights, and Trademarks (including all assumed or fictitious names under which Seller is conducting the Division or has within the previous five years conducted the Division) owned by, licensed to or used by Seller exclusively in connection with the conduct of the Division, and contains a breakdown by Copyright, Patent Right and Trademark and pending application of the owner thereof and the registration or application number thereof. Such Trademarks include all the material Trademarks under which the RYKA and Yukon brands of footwear have been sold by the Seller.

          (b) There exists no Software which is used exclusively by the Division, other than commercially available Software.

          (c) The Disclosure Schedule contains a list of all material agreements, contracts, licenses and sublicenses which relate to any Copyrights, Patent Rights or Trademarks listed in the Disclosure Schedule. Neither the Seller nor its Affiliates have entered into any material agreements, whether oral or written, by which any Person shall have the right to use, license, sublicense or otherwise exploit for value any such Copyright, Patent Right or Trademark.

          (d) Seller owns the entire right, title and interest in and to the Copyrights, Patent Rights and Trademarks listed in Section 5.10(a)(2) of the Disclosure Schedule. Seller has not granted any Encumbrance to any Person with respect to the Copyrights, Patent Rights and Trademarks listed in Sections 5.10(a)(1) and 5.10(a)(2) of the Disclosure Schedule which are outstanding as of Closing. Seller has taken no action before the date hereof to actively divest itself of any of the Copyrights, Patent Rights and Trademarks listed in Sections 5.10(a)(1) and 5.10(a)(2) of the Disclosure Schedule.

          (e) (i) all registrations for Copyrights, Patent Rights and Trademarks identified in Section 5.10(a)(2) in the Disclosure Schedule as being owned by the Seller are in good standing and in force, and all applications to register any unregistered Copyrights, Patent Rights and Trademarks so identified are pending and in good standing, to the knowledge of Seller, all without material challenge of any kind; (ii) during the five year period before the Closing Date, Seller has attempted in good faith to maintain the Copyrights, Patent Rights and Trademarks listed in Section 5.10(a)(2) of the Disclosure Schedule; (iii) the Seller has the sole and exclusive right to bring actions for infringement or unauthorized use of the Copyrights, Patent Rights and

Trademarks listed in Section 5.10(a)(2) of the Disclosure Schedule; and (iv) to the knowledge of the Seller, there exists no basis for any action by Seller for infringement or unauthorized use by a third party of the Copyrights, Patent Rights and Trademarks listed in Section 5.10(a)(2) of the Disclosure Schedule which infringement or unauthorized use would have a Material Adverse Effect on the Purchased Assets.

          (f) To the knowledge of the Seller no material infringement of any Intellectual Property right of any other Person has occurred or results in any way from the opera tions of the Division and the use of the Purchased Brands, and no claim of any material infringement of any Intellectual Property right of any other Person has been made or asserted within the last five years in respect of the operations of the Division and the use of the Purchased Brands. To the knowledge of the Seller, there is no basis for any claim against the Seller that the operations, activities, products, software, equipment, machinery or processes of the Division infringe any Intellectual Property right of any other Person, to the extent that such infringement would have a Material Adverse Effect on the Purchased Assets.

          (g) As of the Closing Date Seller hereby cancels without cost to Buyer any and all licenses, assignments or other conveyances as may have been in existence or effect between any two or more Sellers respecting the Intellectual Property related to the Purchased Assets.

          5.11 Intentionally Omitted.
               ---------------------

          5.12 No Violation, Litigation or Regulatory Action:
               ----------------------------------------------

          (a) the Purchased Assets and their uses comply with all applicable Requirements of Laws and Court Orders, except where such non-compliance would not have a Material Adverse Effect on the Purchased Assets;

          (b) the Seller has complied with all Requirements of Laws and Court Orders which are applicable to the Purchased Assets or the Division except where such non-compliance would not have a Material Adverse Effect on the Purchased Assets;

          (c) there are no lawsuits, claims, suits, proceedings or investigations pending or threatened against or affecting the Seller of which Seller Group has received written notice in respect of the Purchased Assets, and there are no lawsuits, suits or proceedings pending in which Seller Group is the plaintiff or claimant and which relate to the Purchased Assets except where such lawsuits or proceedings would not have a Material Adverse Effect on the Purchased Assets; and

          (d) there is no action, suit or proceeding pending against Seller Group or any of its Affiliates or, to the knowledge of the Seller, threatened which questions the legality or propriety of the transactions contemplated by this Agreement.

          5.13 Governmental Permits.  (a) The Seller owns, holds or possesses
               --------------------
all material licenses, franchises, permits, privileges, immunities, approvals and other authorizations from a Governmental Body which are necessary to entitle it to own or lease, operate and use the Purchased Assets (herein collectively called "Governmental Permits", except where the failure to own, hold or possess
        --------------------
the Governmental Permits would not have a Material Adverse Effect on the Purchased Assets. The Disclosure Schedule sets forth a list of each such Governmental Permit, except for such incidental licenses, permits and other authorizations which would be readily obtainable by any qualified applicant without undue burden in the event of any lapse, termination, cancellation or forfeiture thereof. To the extent assignable, the Governmental Permits are being assigned to the Buyer pursuant to the Instrument of Assignment and Assumption.

          (b) (i) the Seller has fulfilled and performed its obligations in all material respects under each of the Governmental Permits, and to the Seller's knowledge no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any such Governmental Permit or which permits or, after notice or lapse of time or both, would permit revocation or termination of any such Governmental Permit, or which might adversely affect the rights of the Seller under any such Governmental Permit; (ii) no notice of cancellation, of default or of any dispute concerning any Governmental Permit, or of any event, condition or state of facts described in the preceding clause, has been received by, or is known to, the Seller; and (iii) each of the Governmental Permits is valid, subsisting and in full force and effect.

          5.14 Apex Properties.   Seller Group is not currently in possession of
               ---------------
any material amount of inventory bearing the Apex mark.

          5.15 Employees; Compensation.  The Disclosure Schedule contains the
               -----------------------
current annual compensation of, and a description of the fringe benefits of, the Retained Employees, and a list of their current employment agreements (copies of which have been delivered to Buyer).

          5.16 Intentionally Omitted.
               ---------------------

          5.17 Inventories.  The inventories included in the Purchased Assets
               -----------
(including raw materials, supplies, work-in-process, finished goods and other materials) (i) were ordered in the ordinary course from the Seller's customary suppliers in arm's length third party transactions and (ii) are reflected in the Closing Price at the lower of cost or market in accordance with the Agreed Method. All inventories included in the Purchased Assets will be located on the Closing Date at the Four Inventory Locations, or will be in transit thereto. Seller has provided to Buyer a true, complete and accurate list of the paid for goods in transit and accompanying costing detail as of the Closing Date. The above inventory represents all of the inventory of the Seller Group bearing the trademarks "RYKA" and "Yukon" except that which is held at Global Sports Interactive for retail sale. Seller has sold no inventory bearing the Purchased Brands' Trademarks on consignment arrangements now outstanding and has not granted to any customer the right to return non-defective goods (except to QVC, to which Seller has sold approximately $223,955 of goods since October 1, 1999 and except as to open purchase return authorizations disclosed to Buyer). Buyer acknowledges that it is customary in the footwear industry for footwear manufacturers to accept returns of goods from customers in order to maintain customer relationships, whether or not an explicit right of return has been granted to the customer.

          5.18 Status of Contracts.  Each of the leases, contracts and other
               -------------------
agreements assigned to and assumed by Buyer as part of the Purchased Assets under Sections 2.1 and 2.3 and listed on Schedule 2.3(c) (collectively, the
      ------------     ---               ---------------
"Assigned Agreements") constitutes a valid and binding obligation of the parties
 -------------------
thereto and is in full force and effect and may be transferred to Buyer pursuant to this Agreement and will continue in full force and effect thereafter in accordance with the terms and conditions thereof, in each case (a) without the consent, approval or act of, or the making of any filing with, any other party and (b) without breaching the terms thereof, giving any party thereto the right to accelerate the terms thereof or to terminate such Assigned Agreement, or resulting in the forfeiture or impairment of any rights thereunder. Seller has fulfilled and performed, in all material respects, its obligations under each of the Assigned Agreements listed on Schedule 2.3(c), and Seller is not in, or
                                  ---------------
alleged to be in, material breach or default under, any of the Assigned Agreements and, to Seller's knowledge, no other party to any of the Assigned Agreements listed on Schedule 2.3(c) has breached or defaulted thereunder, and
                     ---------------
no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by Seller or by any such other party. Seller is not currently renegotiating any of the Assigned Agreements listed on Schedule 2.3(c) or paying
                                                       ---------------
liquidated damages in lieu of performance thereunder other than in accordance with the terms and conditions thereof. Complete and correct copies of each of the Assigned Agreements listed on Schedule 2.3(c) have heretofore been delivered
                                  ---------------
to Buyer by Seller Group.

          5.19 Customers and Suppliers.  The Purchased Assets include true and
               -----------------------
materially complete records of the names and addresses of the customers and suppliers of the Division, copies of the forms of purchase order for inventory and other supplies and sales con tracts for finished goods used by Seller in respect of the Division.

          5.20 Warranties.  There are no express warranties provided by Seller
               ----------
Group covering products sold by the Division.

          5.21 No Finder.  Neither Seller Group nor any Person acting on its
               ---------
behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement, except for a fee to be paid to Deutsche Banc Alex Brown, which fee shall be the sole responsibility of the Seller Group. Deutsche Banc Alex Brown has advised Parent's board of directors that the transactions contemplated by this Agreement are fair to the Parent from a financial point of view.

          5.22 Ownership.  Immediately prior to the Closing, all of the
               ---------
Purchased Assets and the Assumed Liabilities were owned exclusively by the Sellers, except where such Purchased Assets were leased pursuant to leases disclosed herein.

          5.23 Disclosure.  None of the representations or warranties of Seller
               ----------
Group contained herein, none of the information contained in the Schedules or the Disclosure Schedule, taken as a whole, contains any misstatement of material fact or omits to state a material fact herein or therein necessary to make the statements herein or therein, in light of the circumstances in which made, not misleading.


                                  ARTICLE 6.
                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

          As an inducement to Seller and Parent to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer hereby represents and warrants to Seller and Parent and agrees as follows:

          6.1  Organization of Buyer.  Buyer is a corporation duly organized,
               ---------------------
validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

          6.2  Authority of Buyer.  Buyer has all corporate power and authority
               ------------------
to execute, deliver and perform this Agreement and all of the Buyer Ancillary Agreements. The execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements by Buyer have been duly authorized and approved by Buyer's board of directors and do not require any further authorization or consent of Buyer or its stockholders. This Agreement has been duly authorized, executed and delivered by Buyer and is the legal, valid and binding agreement of Buyer enforceable in accordance with its terms, and each of the Buyer Ancillary Agreements has been duly authorized by Buyer and upon execution and delivery by Buyer will be a legal, valid and binding obligation of Buyer enforceable in accordance with its terms.

          Neither the execution and delivery of this Agreement or any of the Buyer Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

          (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights, in each case which would have a Material Adverse Effect on Buyer, under (1) the Certificate of Incorporation or By-laws of Buyer, (2) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Buyer is a party or any of its properties is subject or by which Buyer is bound, (3) any Court Order to which Buyer is a party or by which it is bound or (4) any Requirements of Laws affecting Buyer; or

          (ii) require the approval, consent, authorization or act of, or the making by Buyer of any declaration, filing or registration with, any Person, except for approvals, consents, authorizations or acts, the failure of which to be obtained or to do would not have a Material Adverse Effect on Buyer.

          6.3  No Finder.  Neither Buyer nor any Person acting on its behalf has
               ---------
paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

                                  ARTICLE 7.
                             ADDITIONAL AGREEMENTS
                             ---------------------

          7.1  Discharge of Division's Liabilities.  (a)  Seller covenants and
               -----------------------------------
agrees that it will pay and discharge all material liabilities and obligations of Seller in respect of the Purchased Assets incurred or arising from events occurring on or prior to the Closing Date (excepting only those liabilities and obligations expressly assumed by Buyer at the Closing) to the extent that Seller's failure to pay and discharge such liabilities would likely have a Material Adverse Effect on Buyer after the Closing (such as may occur if Seller does not pay a liability on a Buyer assumed contract), provided however that nothing herein shall prevent Seller from contesting or negotiating such liabilities in good faith.

               (b) Buyer covenants and agrees that it will pay and discharge the Assumed Liabilities and all liabilities and obligations of Buyer arising from events occurring on or after the Closing Date, it being understood and agreed that Buyer is assuming no liabilities or obligations of Seller Group other than the Assumed Liabilities; provided however, that nothing herein shall
                                    ----------------
prevent Buyer from negotiating such liabilities; provided further, that no such
                                                 ----------------
negotiation shall relieve Buyer of its obligations to Seller under this Agreement. For the sake of clarity, any liability asserted against Buyer solely on the theory that Buyer is alleged to be a successor in interest to the Seller shall not be deemed to be a liability or obligation arising from events occurring on or after the Closing Date.

          7.2  Taxes.  (a)  The Seller shall be liable for and shall pay all
               -----
Taxes (whether assessed or unassessed) applicable to the Division and the Purchased Assets, in each case attributable to periods (or portions thereof) ending on or prior to the Closing Date. Buyer shall be liable for and shall pay all Taxes (whether assessed or unassessed) applicable to the Division and the Purchased Assets attributable to periods (or portions thereof) beginning after the Closing Date.

          (b)  Notwithstanding Section 7.2(a), any sales Tax, use Tax, transfer
                               --------------
Tax, documentary stamp Tax or similar Tax attributable to the sale or transfer of the Purchased Assets (but excluding income or capital gains tax) shall be paid by Buyer. Buyer agrees to timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or make a report with respect to, such Taxes.

          7.3  Use of Name.  Seller and Parent recognize that the Purchased
               -----------
Assets include the Trademark and trade names in the Purchased Brands, and Apex and RYKA within 60 days of the Closing Date adopt an amendment to their respective Certificates of Incorporation adopting new corporate names not including the Purchased Brands, variations thereof or any names confusingly similar thereto. Between the Closing Date and the day on which the such new names are adopted, the Apex and RYKA may only use their existing names in order to collect currently existing accounts receivable. Apex and RYKA may continue to use their existing stock of company checks for a reasonable period of time notwithstanding the fact that such checks bear the Purchased Brands' names.

          7.4  Open Purchase Orders.  Subject to Seller's compliance with
               --------------------
Section 7(e) of the Letter of Intent, Buyer agrees to assume responsibility for all Seller purchase orders of finished shoes not delivered prior to the Closing and not included in inventory on the Closing Date (the "Open Purchase Orders"),
                                                        --------------------
and agrees to use its best efforts to cause its bank at the Closing to replace any Seller letters of credit for such purchase orders. Buyer shall assume responsibility for such letters of credit which cannot be replaced. Absent Buyer's assumption of such purchase orders or replacement of such letters of credit, Buyer agrees to purchase Seller's finished goods valued at FOB factory cost (Buyer will assume responsibility for freight, commissions, duty and other direct costs associated therewith) which are presently scheduled for manufacture and which are not included in inventory at the Closing, and Seller agrees to sell the same to Buyer. For such goods currently secured by Letters of Credit, purchases will be paid for within 5 business days after receipt of such goods and, if requested, Buyer will post a standby letter of credit or escrow deposit up to a maximum of $1 million to support such payment. For goods not secured by Letters of Credit, Buyer agrees to pay for such goods (similarly valued) immediately upon presentation to Buyer of title documents properly endorsed to Buyer. All such goods will be of customary quality and style and the product quantities, factories and styles thereof reflected in the Open Purchase Orders are listed and disclosed in Schedule 7.4 hereto. Seller represents that its good
                            ------------
faith estimate of the amount of such open purchase orders on the date hereof is not more than $5,300,000. For avoidance of doubt, it is acknowledged that all goods the payment of which is assumed by Buyer shall not be included in inventory on the Estimated Closing Valuation or the Final Purchase Price. In the event that Seller has paid for goods which have cleared the factory but have not been shipped based on Buyer's order, Buyer shall nonetheless reimburse the Seller for such goods within 30 days of such clearance. Seller has provided to Buyer a true and complete list of the open purchase orders listed on Schedule
                                                                     --------
7.4, and accompanying costing detail.
---

Buyer shall also be responsible for the payment of purchase orders or the reimbursement of Seller for purchase orders for finished goods paid for by Seller and delivered prior to Closing but not included in inventory in the calculation of the Closing Date Payment. Buyer shall not be responsible for the payment of purchase orders of finished goods not delivered prior to Closing but included in inventory and included in the calculation of the Closing Date Payment, but Seller shall cause such goods to be shipped to Buyer without any additional payment therefore; provided however, Buyer shall reimburse Seller in
                              ----------------
full for Seller's shipping costs paid, to the extent that such costs are not otherwise included it the inventory valuation.

          It is the intention of the parties that to the extent practicable, Open Purchase Orders delivered after the Closing will be imported by Buyer with Seller's authorization, Open Purchase Orders delivered and in transit at the Closing will be cleared by Buyer through customs with Seller's authorization, and for goods delivered and cleared by Seller before or at the Closing, Buyer will take delivery from Seller. In each such case, Buyer shall reimburse Seller in full for any of the third party costs thereof, including customs duties and ocean and inland freight charges paid by Seller.

          7.5  Shipment of King of Prussia Inventory.  Seller agrees that
               -------------------------------------
promptly upon the Closing all inventory located at the King of Prussia facility shall be prepared by Seller for shipment to such location as Buyer directs on carriers designated and paid for by Buyer (Seller will not impose a handling or packing charge for this service).

          7.6  Returned Goods.  Buyer shall not seek repayment or reimbursement
               --------------
from Seller for any cash, allowance or credit paid or given to the purchaser by Buyer for footwear sold by Seller prior to the Closing in bona fide third party transactions and returned to Buyer, regardless of whether such returned footwear was shipped or manufactured by or on the Seller's behalf prior to the Closing, and Buyer shall bear all costs and expenses (whether in the form of payments, discounts, allowances, reimbursements or credits) arising from the return after the Closing by customers of goods sold by Seller prior to the Closing in bona fide third party transactions (but in no event including any liabilities arising from personal injury or product liability claims), provided, however, that Seller has not prior to the Closing Date committed to such return authorizations outside of the ordinary course of its business consistent with past practice.

          7.7  Product Liability Insurance.  The Seller and Buyer each agree
               ---------------------------
that, for a period of not less than two years after the Closing, each shall maintain product liability insurance in an amount providing aggregate coverage of not less than $1,000,000 covering personal injury and damage from footwear, in the case of the Seller, from footwear sold by the Seller prior to the Closing Date, and, in the case of Buyer, from footwear sold by Buyer after the Closing Date.

          7.8  Additional Intellectual Property Assignments.  From time to time
               --------------------------------------------
after the Closing, the Seller shall at Buyer's expense prepare all Intellectual Property Assignments necessary to effect the sale and assignment of the Copyrights, Patent Rights and Trademarks registered in the jurisdictions listed in the Disclosure Schedule (except to the extent such Intellectual Property Assignments are otherwise executed and delivered by the Seller to Buyer at Closing). Such Intellectual Property Assignments shall be in recordable form based on the local law requirements and shall be in form and substance reasonably satisfactory to Buyer. Buyer assumes responsibility for and will bear the expenses of recording the Intellectual Property Assignments in all jurisdictions. Following the Closing, and subject to the foregoing and to the Seller's obligation under
Section 7.11, the Seller shall have no obligation or responsibility for
------------
maintaining or prosecuting any Intellectual Property assets assigned to Buyer hereunder.

          7.9  Transitional Employees and Assistance.  Seller and Parent agree
               -------------------------------------
not to discharge other than for cause any of those employees of Seller who are engaged in the accounting, shipping, customer service, sourcing and management information services functions of the Division and who are necessary for the continuation and transition to Buyer of the Division (the "Seller Transitional
                                                           -------------------
Employees").  In addition, Seller Group will allow Buyer to use its back office
---------
software to assist in the transition of the Division and the data associated therewith to Buyer for 30 days after the Closing and will provide for Buyer's use all off-the-shelf software (i.e., design software) and other proprietary or
                                ---
confidential information not used exclusively by the Division but which are material to the Division.

          7.10 Access to Records after Closing.  For a period of six years after
               -------------------------------
the Closing Date, Seller, Parent and their representatives shall have reasonable access to all of the books and records of the Division transferred to Buyer hereunder to the extent that such access may reasonably be required by Seller or Parent in connection with matters relating to or affected by the operations of the Division prior to the Closing Date. Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours. Seller and Parent shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 7.10. If Buyer shall desire to dispose of any of
                       ------------
such books and records prior to the expiration of such six-year period, Buyer shall, prior to such disposition, give Seller and Parent a reasonable opportunity, at Seller's and Parent's expense, to segregate and remove such books and records as Seller may select.

          For a period of six years after the Closing Date, Buyer and its representatives shall have reasonable access to all of the books and records relating to the Division which Seller or any of its Affiliates may retain after the Closing Date. Such access shall be afforded by Seller and its Affiliates upon receipt of reasonable advance notice and during normal business hours. Buyer shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 7.10. If Seller or any of its Affiliates shall desire
                 ------------
to dispose of any of such books and records prior to the expiration of such six-year period, Seller shall, prior to such disposition, give Buyer a reasonable opportunity, at Buyer's expense, to segregate and remove such books and records as Buyer may select.

          7.11 Further Assurances.  (a) On the Closing Date Seller and Parent
               ------------------
shall (i) deliver to Buyer such other bills of sale, deeds, endorsements, assignments and other good and sufficient instruments of conveyance and transfer, in form reasonably satisfactory to Buyer and its counsel, as Buyer may reasonably request or as may be otherwise reasonably necessary to vest in Buyer all the right, title and interest of Seller in, to or under any or all of the Purchased Assets, and (ii) take all steps as may be reasonably necessary to put Buyer in actual possession and control of all the Purchased Assets. From time to time following the Closing, Seller and Parent shall execute and deliver, or cause to be executed and delivered, to Buyer such other instruments of conveyance and transfer as Buyer may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, Buyer and put Buyer in possession of, any part of the Purchased Assets (including import authorizations, open purchase order assignments, assignments of manufacturing agreements, assignments of duty drawback funds and assignments of trademarks, copyrights and patents), and, in the case of licenses, certificates, approvals, authorizations, agreements, contracts, leases, easements and other commitments included in the Purchased Assets (a) which cannot be transferred or assigned effectively without the consent of third parties which consent has not been obtained prior to the Closing, to cooperate with Buyer at its request in endeavoring to obtain such consent promptly, and if any such consent is unobtainable, to use its best efforts to secure to Buyer the benefits thereof in some other manner, or (b) which are otherwise not transferable or assignable, to use its best efforts jointly with Buyer to secure to Buyer the benefits thereof in some other manner (including the exercise of the rights of Seller or Parent thereunder). In this regard, each party agrees to keep reasonably available and notify the other of the name and business location of an officer authorized to provide such assistance and to execute such documents. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any license, certificate, approval, authorization, agreement, contract, lease, easement or other commitment included in the Purchased Assets if an attempted assignment thereof without the consent of a third party thereto would constitute a breach thereof.

          Such further assurances shall also include, as to Buyer, assistance to Seller in the collection of its retained accounts receivable, and as to Seller, assistance to Buyer in the transfer of inventory to Buyer's possession and control, and the transfer to Buyer of the Division's supplier and customer relationships and sales orders and backlog. (Buyer agrees that, if asked for returns, markdowns and/or allowances by Seller's customers with respect to Seller retained accounts receivable (which Seller warrants it has not committed in any material amounts to date), Buyer will not instruct such customers to seek the same from Seller or enter into any agreement or understanding with any such customer that would cause such customer to claim a reduction in the Seller retained accounts receivable, although Buyer makes no commitment to grant any markdowns or discounts to such customers to induce them to pay the seller retained accounts receivable.) All such assistance shall be at no out-of-pocket cost to the party providing the same.

               (b) It is understood by Seller and Buyer that, pursuant hereto, Seller is retaining accounts receivable and will collect the proceeds of sales before the Closing Date and that Buyer is entitled to collect the proceeds of sales on and after the Closing Date. Buyer and Seller shall cooperate in the preparation and mailing of a letter to the customers of the Division instructing such customers as to whom accounts receivable payments and customer complaints and returns should be directed. In the event that Buyer receives a payment from a third party that, pursuant to the terms hereof, should have been paid to Seller, Buyer agrees to promptly remit such payment to Seller. In the event that Seller Group receives a payment from a third party that, pursuant to the terms hereof, should have been paid to Buyer, Seller Group agrees to promptly remit such payment to Buyer. In the event that either party receives a payment from a customer that cannot be identified, the recipient shall inquire of the customer as to the application thereof and, lacking a response, the payment shall be applied to the oldest outstanding undisputed invoice.

               (c) Seller has entered into certain open sales orders where it has agreed to sell goods bearing the Purchased Brands to non-United States buyers (such sales are referred to herein as "Foreign Sales"). Such sales orders
                                              -------------
are being sold to Buyer herein along with other sales orders. To the extent that the Foreign Sales are or are to be backed by a letter of credit or letters of credit in favor of Seller or an Affiliate of Seller, Seller agrees to use commercially reasonable efforts to transfer such letters of credit to Buyer or, if such transfer is not possible, Seller agrees to hold such letters of credit and/or the proceeds thereof in trust for the benefit of Buyer.

               (d) In order to effect the parties' intention of transitioning certain customer service responsibilities from Seller to Buyer, for a period of ninety (90) days after the Closing Date, Parent agrees to use commercially reasonable efforts to include Buyer's toll-free customer service telephone number (1-800-848-8698) (or such other number as Buyer shall designate in writing) in Parent's outgoing toll-free customer service message, to the extent that Parent otherwise maintains its toll-free customer service telephone number. Notwithstanding the foregoing, Parent shall not be obligated to include any reference to Buyer or Buyer's customer service telephone number(s) in the outgoing customer service messages of Parent's or Parent's Affiliates' e-commerce businesses.

          7.12 Employment of J. Murray.  Buyer shall determine within three
               -----------------------
weeks after the Closing if it will assume Ms. Murray's employment agreement, otherwise Ms. Murray's employment agreement will remain with Seller, and, if so, Buyer agrees not to solicit the employment of or employ or engage Ms. Murray as a consultant for twelve months after the Closing Date.

          7.13 Certain Inventory Costs.   Buyer agrees to reimburse Seller for
               -----------------------
the per-item removal fees or similar fees imposed by FARO Services, Inc. or by Universal Warehouse Company paid by Seller (which, in the absence of this provision, would be required to be paid to such parties by Seller) in connection with Buyer's removal of any inventory from such parties' warehouse facilities, unless such costs are included in the cost of inventory.

                                  ARTICLE 8.
                                INDEMNIFICATION
                                ---------------

          8.1  Indemnification by Seller Group.  Each of Seller and Parent,
               -------------------------------
jointly and severally, agrees to indemnify and hold harmless Buyer from and against any and all Losses and Expenses incurred by Buyer in connection with or arising from, and shall defend each Buyer Group Member against any claims which, if true, would constitute:

               (a) any breach by Seller or Parent of any of its or their respective covenants in this Agreement or in any Seller Ancillary Agreement;

               (b) any failure of Seller or Parent to perform any of its or their respective obligations in this Agreement or in any Seller Ancillary Agreement;

               (c) any breach of any warranty or the inaccuracy of any representation of Seller or Parent contained in this Agreement;

               (d) the failure of Seller or Parent to comply with any applicable bulk sales law (except that this clause shall not affect the obligation of Buyer to pay and discharge the Assumed Liabilities); or

               (e) the failure of Seller or Parent to perform or discharge any Excluded Liability.

provided, however, that Seller and Parent shall be required to indemnify and
--------  -------
hold harmless Buyer under clauses (a), (b) and (c) of this Section 8.1 with
                                                           -----------
respect to Losses and Expenses incurred by Buyer only if the aggregate amount of such Losses and Expenses on a cumulative basis exceeds $100,000 (for the sake of clarity, if the aggregate amount of Losses and Expenses exceeds $100,000, the full amount of such Losses and Expenses from the first dollar shall be recoverable). For the sake of clarification, Seller's and Parent's obligation to indemnify Buyer against all Excluded Liabilities shall in no way be limited in amount by virtue of the foregoing proviso. Seller's and Parent's maximum liability under this Section 8.1 shall at no time exceed an amount equal to 50%
                     -----------
of the Final Purchase Price paid by Buyer to Seller under this Agreement (except with respect to breaches of Seller Group's representations in Sections 5.3
                                                              ------------
(first two paragraphs), 5.7(d) and 5.10(d)  hereof as to which Seller Group's
                        ------     -------
maximum liability with respect to such breaches together with all other liabilities under this Section 8.1 shall at no time exceed an amount equal to
                       -----------
100% of the Final Purchase Price paid by Buyer and Seller under this Agreement).

          8.2  Indemnification by Buyer.  Buyer agrees to indemnify and hold
               ------------------------
harmless Seller and Parent from and against any and all Losses and Expenses incurred by Seller or Parent in connection with or arising from, and shall defend each Seller Group Member against any claims which, if true, would constitute:

               (a) any breach by Buyer of any of its covenants or agreements in this Agreement or in any Buyer Ancillary Agreement;

               (b) any failure by Buyer to perform any of its obligations in this Agreement or in any Buyer Ancillary Agreement;

               (c) any breach of any warranty or the inaccuracy of any representation of Buyer contained in this Agreement; or

               (d) any Loss or Expense arising by reason of Buyer's ownership or use of the Purchased Assets after the Closing Date, which Loss or Expense is not attributable in whole or part to the failure of Seller Group to pay, perform or discharge any Excluded Liability.

provided, however, that Buyer shall be required to indemnify and hold harmless
--------  -------
Seller and Parent under clauses (a), (b) and (c) of this Section 8.2 with
                                                         -----------
respect to Losses and Expenses incurred by Seller or Parent only if the aggregate amount of such Losses and Expenses on a cumulative basis exceeds $100,000 (for the sake of clarity, if the aggregate amount of Losses and Expenses exceeds $100,000, the full amount of such Losses and Expenses shall be recoverable). For the sake of clarification, Buyer's obligation to indemnify Seller and Parent against all Assumed Liabilities shall in no way be limited in amount by virtue of the foregoing proviso.

          8.3  Notice of Claims.  Any Buyer Group Member or Seller Group Member
               ----------------
(the "Indemnified Party") seeking indemnification hereunder with respect to a
      -----------------
Claim, or with respect to a Loss or Expense, shall give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice
                                                           ----------
(a "Claim Notice") describing in reasonable detail the Claim or the facts giving
    ------------
rise to the Loss or Expense or other entitlement for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such Loss or Expense, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such right to indemnification is based; provided, however, that a Claim Notice in respect of
                          --------  -------
any Claim as to which indemnification will be sought shall be given promptly after any action or suit is commenced; provided further that failure to give
                                       -------- -------
such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

               After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this
Article 8 shall be determined: (i) by the written agreement between the
---------
Indemnified Party and the Indemnitor; (ii) by a final, binding and non-appealable order of a court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree. The Indemnified Party shall have the burden of proof in establishing the amount of Loss and Expense suffered by it.

          8.4  Third Person Claims.  The Indemnitor shall have the right to
               -------------------
conduct and control, through counsel of its choosing, the defense, compromise or settlement of any Claim against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder if the Indemnitor has acknowledged and agreed in writing that, if the same is adversely determined, the Indemnitor has an obligation to provide indemnification to the Indemnified Party in respect thereof, and in any such case, the Indemnified Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnitor in connection therewith; provided, however, that the
                                                     --------  -------

Indemnified Party may participate (but not control), through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit. If the Indemnitor has assumed the defense of the Claim, the Indemnified Party shall not have the right to settle or compromise any such Claim without the Indemnitor's prior written consent. The Indemnitor shall not settle or compromise any such Claim without the Indemnified Party's prior written consent unless Indemnitor obtains a complete and unconditional release of the Indemnified Party in connection therewith; provided that if the Indemnified Party withholds its consent to any monetary settlement that is acceptable to the Indemnitor and is to be paid by Indemnitor, then (a) the Indemnitor's liability with respect to such Claim shall be limited to such monetary amount and (b) the Indemnified Party shall be responsible for any additional costs reasonably incurred by the Indemnitor in connection therewith. If the Indemnitor does not assume the defense of the Claim, the Indemnified Party may assume the defense at the Indemnitor's expense; provided, however, that the Indemnified Party shall
                          -----------------
not, without the written consent of the Indemnitor (which consent shall not be unreasonably withheld), pay, compromise or settle any such Claim, except that no such consent shall be required if, following a written request from the Indemnified Party, the Indemnitor shall fail, within seven (7) days after the making of such request, to acknowledge and agree in writing that, if such Claim shall be adversely determined, such Indemnitor has an obligation to provide full indemnification hereunder to such Indemnified Party.

          8.5  Duty to Mitigate.   (a)  Buyer agrees at all times to use its
               ----------------
reasonable efforts to minimize, in a commercially reasonable manner, the cost to Seller and Parent of the obligation to indemnify the Buyer (and the Buyer Group Members) for any damages in accordance with the terms and conditions of Section
                                                                        -------
8.1.
---

          (b) Seller and Parent agree at all times to use their reasonable efforts to minimize, in a commercially reasonable manner, the cost to the Buyer of the obligation to indemnify Seller and Parent (and the Seller Group Member) for any damages in accordance with the terms and conditions of Section 8.2.
                                                               -----------

          (c)  The rights of Buyer and Buyer Group Members under this Article 8
                                                                      ---------
shall be the exclusive remedy of Buyer and Buyer Group Members with respect to any breach or alleged breach by Seller and Parent of this Agreement.

                                  ARTICLE 9.
                              GENERAL PROVISIONS
                              ------------------

          9.1  Survival of Representations and Warranties.  The representations
               ------------------------------------------
and warranties contained in Articles 5 and 6 shall terminate twenty-four (24)
                            ----------     -
months after the Closing Date (except for (i) the representations and warranties or Seller and Parent set forth in Section 5.6 which shall remain in effect for
                                  ------------
the period of the applicable statutes of limitations, (ii) the representations and warranties or Seller and Parent set forth in Section 5.17 which shall
                                                 ------------
terminate twelve (12) months after the Closing Date, an (iii) the representations and warranties or Seller and Parent set forth in Sections 5.3
                                                                 ------------
(first two paragraphs), 5.7(d)  and 5.10(d) and the representations
                        ------      -------
and warranties of Buyer set forth in Section 6.2, which shall terminate thirty
                                     -----------
(30) months after the Closing Date). No claim shall be made for the breach of any representation or warranty contained in Article 5 or 6 or under any
                                            ---------    -
certificate delivered with respect thereto under this Agreement after the date on which such representations and warranties terminate as set forth in this Section, unless such claim is made in writing prior to such date.

          9.2  Confidential Nature of Information.  Each party agrees that it
               ----------------------------------
will treat in confidence all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents, and, in the event the transactions contemplated hereby shall not be consummated, each party will return to the other party all copies of nonpublic documents and materials which have been furnished in connection therewith. Such documents, materials and information shall not be communicated to any third Person (other than, in the case of Buyer, to its counsel, accountants, financial advisors or lenders, and in the case of Seller Group, to its counsel, accountants or financial advisors). No other party shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the proposed purchase and sale of the Purchased Assets; provided, however, that
                                                        --------  -------
after the Closing, Buyer may use or disclose any confidential information included in the Purchased Assets or otherwise reasonably related to the Division or the Purchased Assets (except that Buyer shall not disclose any confidential or proprietary information described in the last sentence of Section 7.9). The
                                                             -----------
obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (i) is or becomes lawfully available to such party from a source other than such party,
(ii) is or becomes available to the public other than as a result of disclosure by such party or its agents, (iii) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed, or (iv) such party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby and the parties hereto mutually agree.

          9.3  No Public Announcement.  Neither Buyer, Seller nor Parent shall,
               ----------------------
without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law or the rules of any stock exchange, in which case the other party shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not
                              --------  -------
preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with any Securities and Exchange Commission disclosure obligations.

          9.4  Notices.  All notices or other communications required or
               -------
permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or when sent by facsimile, registered or certified mail or private courier addressed as follows:

          If to Buyer:

               American Sporting Goods Corporation
               2323 Main Street
               Irvine, CA 92614
               Attention: Jerry Turner
               (949) 752-6688 x868 (direct dial)
               (949) 756-8606 (facsimile)

          With a copy to:

               Sidley & Austin
               555 West Fifth Street
               Los Angeles, California 90013
               Attention: Gary Cohen, Esq.
               (213) 893-6013 (direct dial)
               (213) 896-6600 (facsimile)

          If to Seller or Parent:

               Global Sports, Inc.
               1075 First Avenue
               King of Prussia, PA 19406
               Attention: General Counsel
               (610) 491-7005 (direct dial)
               (610) 265-2866 (facsimile)

          With a copy to:

               Blank Rome Comisky & McCauley LLP
               One Logan Square
               Philadelphia, PA 19103
               Attention: Francis E. Dehel
               (215) 569-5532 (direct dial)
               (215) 569-5628 (facsimile)

or to such other address as such party may indicate by a notice delivered to the other party hereto.

          9.5  Successors and Assigns.  The rights of either party under this
               ----------------------
Agreement shall not be assignable by such party hereto prior to the Closing without the written consent of the other. Following the Closing, either party may assign any of its rights hereunder, but no such assignment shall relieve it of its obligations hereunder.

               (a) As collateral security for the prompt and punctual payment and performance of each and every present and future obligation of Buyer to Congress Financial ("Lender") pursuant to that certain Loan and Security
                     ------
Agreement, dated as of May 31, 1996, between Buyer and Lender (as the same may be amended from time to time (the "Loan Agreement")), and the loan documents
                                   --------------
related thereto, Buyer assigns, grants, and transfers a security interest to Lender in any and all rights, claims, demands and causes of action that Buyer may have against Seller and Parent whether now or hereafter arising, due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, arising out of or in any way related to the representations an warranties of Seller and Parent contained in this Agreement, subject to all Claims, defenses and set off of Seller, and Seller and Parent hereby consent to this assignment and grant. Notwithstanding the foregoing assignment, Seller shall not be required to provide any notice to Lender which may otherwise be given to Buyer until such time, if ever, that Lender notifies Seller in writing that a default under the Loan Agreement has occurred and is continuing and Lender requests that all future notices to Buyer also be provided to it.

               (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Subject to Section 9.5(a), the successors and permitted assigns hereunder shall
           --------------
include without limitation, in the case of Buyer, any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise). Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 9.5 any right, remedy or claim under or by
                          -----------
reason of this Agreement.

          9.6  Intentionally Omitted.
               ----------------------

          9.7  Entire Agreement; Amendments.   This Agreement and the Exhibits
               ----------------------------
and Schedules referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

          9.8  Interpretation.  Article titles and headings to sections herein
               --------------
are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

          9.9  Waivers.  Any term or provision of this Agreement may be waived,
               -------
or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

          9.10 Expenses.  Each party hereto will pay all costs and expenses
               --------
incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants.

          9.11 Partial Invalidity.  Wherever possible, each provision hereof
               ------------------
shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

          9.12 Execution in Counterparts.  This Agreement may be executed in one
               -------------------------
or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of Seller Group and Buyer.

          9.13 Governing Law/Jurisdiction.  This Agreement shall be governed by
               --------------------------
and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Delaware and all actions relating to the enforcement or interpretation of this Agreement shall be resolved exclusively before the state or federal courts in the State of Delaware. The parties hereto irrevocably consent to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with the notice provisions herein.

                                 *     *     *

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.


BUYER:                                    PARENT:

American Sporting Goods Corporation,      Global Sports, Inc.,
a Delaware corporation                    a Delaware corporation


By: /s/ Jerome Turner                     By: /s/ Michael G. Rubin
   ----------------------                    ------------------------
Name:   Jerome Turner                     Name:   Michael G. Rubin
Title:  Pres.                             Title:  President


SELLERS:


RYKA Inc.,                                KPR Sports International, Inc.,
a Pennsylvania corporation                a Pennsylvania corporation



By: /s/ Michael G. Rubin                 By:  /s/ Michael G. Rubin
   ----------------------                    ------------------------
Name:   Michael G. Rubin                 Name:    Michael G. Rubin
Title:  President                        Title:   President



G.S.I., Inc.,                             Apex Sports International, Inc.,
a Delaware corporation                    a Pennsylvania corporation



By: /s/ Michael G. Rubin                  By: /s/ Michael G. Rubin
   ----------------------                    ----------------------
Name:   Michael G. Rubin                  Name:   Michael G. Rubin
Title:  President                         Title:  President

                                                                       Exhibit A
                                                                       ---------

                          BILL OF SALE AND ASSIGNMENT
                          ---------------------------

          THIS BILL OF SALE AND ASSIGNMENT (this "Bill of Sale and Assignment") is entered into as of December 29, 1999 by RYKA Inc., a Pennsylvania corporation ("RYKA"), KPR Sports International, Inc., a Pennsylvania corporation ("KPR"), G.S.I., Inc., a Delaware corporation, formerly known as Global Sports I.P. Inc. ("GSI") and Apex Sports International, Inc., a Pennsylvania corporation ("Apex" and together with RYKA, KPR, GSI, the "Seller"), in favor of American Sporting Goods Corporation, a Delaware corporation ("Buyer").

                                   RECITALS

     A. Buyer, Seller and Global Sports, Inc., a Delaware corporation have entered into that certain Asset Purchase Agreement, dated as of December 29, 1999 (the "Purchase Agreement"), pursuant to which Seller has agreed to sell, assign, transfer, convey and deliver to Buyer all of the right, title and interest of the Seller in and to the Purchased Assets as set forth in Section
2.1 of the Purchase Agreement for the amount of the purchase price determined and paid in accordance with the Purchase Agreement. Capitalized terms used but not otherwise defined herein and the term "exclusively" shall have the meanings set forth in the Purchase Agreement.

     B. Pursuant to Section 4.4(e) of the Purchase Agreement, Seller is required to execute and deliver this Bill of Sale and Assignment as a condition to Closing. This Bill of Sale and Assignment is subject to the terms of the Purchase Agreement.

          NOW THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Seller hereby agrees as follows:

          1. Seller hereby sells, transfers, assigns, conveys and delivers to Buyer, its successors and assigns, all of such Seller's right, title and interest in and to the Purchased Assets.

               The Purchased Assets consist of the following assets of the Seller related to the Division, and Seller hereby grants, sells and assigns to Buyer and its successors and assigns, Seller's right, title and interest in the following:

               (a) all inventory of the Division located at the Four Inventory Locations and inventory in transit thereto which has been paid for by Seller;

               (b) the Division's point of purchase assets (both new and at the customers' store locations), equipment, the WSA main (two story) trade show booth and other personal property as detailed and listed separately on Schedule 2.1(a) to the Purchase Agreement;

               (c) prepaid items and deposits listed separately on Schedule 2.1(a) to the Purchase Agreement;

               (d) the Copyrights, Patent Rights and Trademarks for the Purchased Brands and all other Copyrights, Patent Rights and Trademarks used exclusively in connection with the Purchased Brands (and all goodwill associated therewith) all as listed on Schedule A attached hereto;
                            ----------


               (e) all of Seller's interest in and rights to shoe molds (and all Copyrights, if any, associated therewith) used to produce footwear bearing the Purchased Brands, whether amortized or not (Buyer acknowledges it is familiar with the custom in the industry whereby contractors create shoe molds as part of the manufacturing process and manufacturers "earn" the molds through continued production orders and that Seller may not have title to such molds and if Seller does have title, it may not be free and clear of Encumbrances of the contractors). Seller agrees to use its commercially reasonable efforts to produce a list of production orders and a list of the locations of the shoe molds and to transfer its rights thereto to Buyer). (The descriptions and locations of these molds, and to the extent available to Seller, Seller's interest therein, are detailed on Schedule 2.1(d) to the Purchase Agreement);

               (f) All of Seller's interest in footwear plans, designs, analyses and prototypes relating to the Purchased Brands;

               (g) The RYKA Website and, to the extent assignable, all of Seller Group's interest in and to all telephone, telex and telephone facsimile numbers, and other directory listings used exclusively by the Division;

               (h) all Trade Secrets, marketing plans, projections, surveys and studies, and other proprietary or confidential information exclusively used in the Division;

               (i) all of Seller's rights, claims or causes of action against third parties, whenever arising, relating to (i) any warranties (implied or express) or indemnities concerning the Purchased Assets and (ii) Intellectual Property included in the Purchased Assets; provided however, that
                                           ----------------
notwithstanding the foregoing, Seller Group shall have the right to assert ownership as to the period ending on the Closing Date of such warranties, indemnities or Intellectual Property as a defense to any claim brought against Seller Group by a third party;

               (j) true, correct and materially complete copies of all books and records (in electronic format where available) of Seller reasonably requested by Buyer relating to the assets, properties, business and operations of the Division (including customer lists, credit history, ordering and payment information and contact persons, supplier lists, and including copies of all such data and other information stored on discs, tapes or other media), it being understood that except where original documents are necessary to transfer title to the Purchased Assets to Buyer and except for records relating to customers' open orders, production specifications and Open Purchase Orders, Seller may provide copies to Buyer and retain the originals; provided that whenever Seller has provided original documents to Buyer, Seller shall be entitled to retain copies of such documents and, provided further, that each of Seller and Buyer agrees to provide the other with access to the original documents described above if such party has a reasonable requirement therefor;

               (k) Seller's interest in all goods in transit relating to the Division (but not included in "paid for" inventory in transit), the payment of which is assumed by Buyer as an Open Purchase Order pursuant to Section 7.4 of the Purchase Agreement; and

               (l)  the assets underlying the Assumed Liabilities.

          2. As provided in the Purchase Agreement, the Purchased Assets do not include the Excluded Assets (including, without limitation, the assets listed in clauses (a) through (n) in Section 2.2 thereof), and Seller does not give, bargain, sell, assign, transfer, convey or deliver any of the Excluded Assets to Buyer.

          3. The transfer pursuant to this Bill of Sale and Assignment is absolute. Buyer shall have all rights of Seller in and to the personal property assigned, transferred and conveyed hereunder, including, without limitation, the right to enforce any and all of the provisions of warranties, guarantees and indemnities of every kind or nature that Seller may hold from any manufacturer, contractor, subcontractor, builder, architect, materialman, supplier, or vendor that relate to or affect such personal property assigned, whenever dated, which are transferable.

          4. Nothing contained herein is intended to or shall be construed to modify, alter, amend, expand, interpret, supersede or otherwise change any of the terms, conditions, covenants, agreements, warranties, representations or any other provisions of the Purchase Agreement and in the event of any conflict between the terms of this Bill of Sale and Assignment and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall control.

          5. This Bill of Sale and Assignment shall be construed and enforced in accordance with, the laws of the State of Delaware without reference to principles of conflicts of law, and shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties hereto. All actions relating to the enforcement or interpretation of this Agreement shall be resolved exclusively before the state or federal courts in the State of Delaware. The parties hereto irrevocably consent to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with the notice provisions set forth in the Purchase Agreement.

          IN WITNESS WHEREOF, Seller has executed this Bill of Sale and Assignment as of the date first above written.


                                         RYKA Inc.,
                                         a Pennsylvania corporation



                                         By: ____________________________
                                         Name:
                                         Title:


                                         KPR Sports International, Inc.,
                                         a Pennsylvania corporation



                                         By: ____________________________
                                         Name:
                                         Title:


                                         G.S.I., Inc.,
                                         a Delaware corporation



                                         By: ____________________________
                                         Name:
                                         Title:


                                         Apex Sports International, Inc.,
                                         a Pennsylvania corporation



                                         By: ____________________________
                                         Name:
                                         Title:

                                                                       Exhibit B
                                                                       ---------

                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                      -----------------------------------

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment and Assumption Agreement") is entered into as of December 29, 1999 between American Sporting Goods Corporation, a Delaware corporation ("Buyer"), and RYKA Inc., a Pennsylvania corporation ("RYKA"), KPR Sports International, Inc., a Pennsylvania corporation ("KPR"), G.S.I., Inc., a Delaware corporation, formerly known as Global Sports I.P. Inc. ("GSI") and Apex Sports International, Inc., a Pennsylvania corporation ("Apex" and together with RYKA, KPR, GSI, the "Seller")

                                   RECITALS

     A. Buyer, Seller and Global Sports, Inc., a Delaware corporation, ("Global Sports") have entered into that certain Asset Purchase Agreement, dated as of December 29, 1999 (the "Purchase Agreement"), pursuant to which Seller has agreed, among other things, to sell and assign to Buyer certain rights and interests, and Buyer has agreed to assume certain liabilities and obligations of Seller, all as more particularly described therein. Capitalized and other terms used in this Assignment and Assumption Agreement but not defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement. This Assignment and Assumption Agreement is subject to the terms of the Purchase Agreement.

     B. Pursuant to Sections 4.3(e) and 4.4 (e) of the Purchase Agreement, Buyer and Seller are obligated to execute and deliver this Assignment and Assumption Agreement.

                                   AGREEMENT

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1. Seller hereby assigns to Buyer and Buyer hereby assumes and agrees faithfully to perform and discharge when due, all of the following liabilities and obligations of Seller with respect to:

               (a) the agreements, contracts, licenses, sublicenses, assignments and indemnities related to the Copyrights, Patent Rights and Trademarks for the Purchased Brands and all other Copyrights, Patent Rights and Trademarks used exclusively in connection with the Purchased Brands (and all goodwill associated therewith) all as listed in Section 5.10 of the Disclosure Schedule;

               (b) Pursuant to clause (b) of Section 2.1 of the Purchase Agreement, the Governmental Permits used exclusively by the Division, to the extent assignable and as listed in Section 5.13 of the Disclosure Schedule;

               (c) Pursuant to clause (c) of Section 2.1 of the Purchase Agreement, those personal property leases, contracts, agreements or understandings relating to or associated with the Division to the extent assignable, as listed on Schedule A attached hereto;
                         ----------

               (d) pursuant to clause (a) of Section 2.3 of the Purchase Agreement, the following commitments and obligations concerning the Purchased Brands and Division for which liabilities at the Closing Date have been estimated but not paid (and the benefits of which are available to Buyer after the Closing Date):

                    (i) the media planning and development of RYKA advertising campaign, photo shoot, ad creation, etc. (in the Seller good faith estimated amount of $54,001);

                    (ii) the Fall 2000 RYKA catalogue (in the Seller good faith estimated amount of $13,841);

                    (iii) the corporate ID for the RYKA brand (in the Seller
               good faith estimated amount of $25,000);

                    (iv) the QVC set design and construction for the current season (in the Seller good faith estimated amount of $7,838);

                    (v) the accrual for Fall 2000 samples (in the Seller good faith estimated amount of $50,168, including duty and freight charges); and

                    (vi) the Fall 2000 Yukon catalogue (in the Seller good faith estimated amount of $47,000 (accrued)), and no others.

As to these estimated amounts, Seller shall provide Buyer with back up for such amounts after the Closing and Buyer shall discharge or satisfy the actual liability thereof. If such amounts were already paid by Seller, Seller shall provide documentation thereof and Buyer shall reimburse Seller for such amounts.

               (e) pursuant to clause (b) of Section 2.3 of the Purchase Agreement, the liabilities and obligations of Seller under the Open Purchase Orders as provided in Section 7.4 of the Purchase Agreement;

               (f) all liabilities and obligations of Seller arising after the Closing Date or with respect to periods following the Closing Date and to be paid or performed after the Closing Date relating to:

                    (i) the rental and other charges payable with respect to the Four Inventory Locations (except King of Prussia) from and after the Closing Date, but not prior to the Closing Date, and

                    (ii) the leases, contracts and other agreements designated by Buyer and listed on Schedule A attached hereto, but not any
                                      ----------
               expenses, liabilities or obligations incurred or arising thereunder prior to the Closing Date (for the avoidance of doubt, salaries, appearances or endorsement fees, rent, utilities, telephone and sales commissions or incentives, invoiced, incurred or charged over time shall be allocated between Seller and Buyer as of the Closing Date, and sales commission and incentive expenses shall be allocated based on whether goods were shipped prior to or after the Closing Date);

               (g) all costs and expenses, including freight and costs (whether in the form of payments, discounts, allowances, reimbursements or credits) arising from the return after the Closing by customers of goods sold by Seller prior to the Closing in bona fide third party transactions (but in no event including any liabilities arising from personal injury or product liability claims);

               (h) the accrued costs and expenses through the Closing Date of the Retained Employees for accrued vacation and bonuses, who shall become employees of Buyer after the Closing (in amount of $75,192.31) (or if Seller is required to pay such amounts to the Retained Employees, Buyer shall reimburse Seller for such amounts upon confirmation of Seller's payment thereof); and

               (i) all liabilities in respect of Taxes for which Buyer is liable pursuant to Section 7.2 of the Purchase Agreement;

          2. It is expressly understood and agreed that Buyer is not assuming, and shall not in any way become or be liable for, any claim, liability or obligation of Seller whether known or unknown to Seller, whether fixed or contingent, accrued or unaccrued, except for the Assumed Liabilities.

          3. This Assignment and Assumption Agreement shall inure to the benefit of and be binding upon Buyer and Seller and their respective successors and assigns.

          4. This Assignment and Assumption Agreement may not be amended, waived, terminated, assigned or transferred, except by written agreement.

          5. This Assignment and Assumption Agreement may be executed in any number of counterparts, and each such executed counterpart shall be deemed to be an original instrument, but all such executed counterparts together shall constitute one and the same Assignment and Assumption Agreement, and each Assignment and Assumption Agreement shall be deemed to have been made, executed, and delivered on the date written above, irrespective of the time or times when the same or any counterparts thereof may have actually been executed and delivered.

          6. Nothing contained herein is intended to or shall be construed to modify, alter, amend, expand, interpret, supersede or otherwise change any of the terms, conditions, covenants, agreements, warranties, representations or any other provisions of the Purchase Agreement and in the event of any conflict between the terms of this Assignment and Assumption Agreement and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall control.

          7. This Assignment and Assumption Agreement shall be construed and enforced in accordance with, the laws of the State of Delaware without reference to principles of conflicts of law, and shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties hereto. All actions relating to the enforcement or interpretation of this Agreement shall be resolved exclusively before the state or federal courts in the State of Delaware. The parties hereto irrevocably consent to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with the notice provisions set forth in the Purchase Agreement.

          IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed and delivered as of the date first above written.

                              American Sporting Goods Corporation
                              a Delaware corporation


                              By:  _________________________
                                     Jerome A. Turner
                                     President

                              RYKA Inc.,
                              a Pennsylvania corporation



                              By:  _________________________
                              Name:
                              Title:

                              KPR Sports International, Inc.,
                              a Pennsylvania corporation



                              By:  _________________________
                              Name:
                              Title:

                              G.S.I., Inc.,
                              a Delaware corporation


                              By:  _________________________
                              Name:
                              Title:

                              Apex Sports International, Inc.,
                              a Pennsylvania corporation



                              By:  _________________________
                              Name:
                              Title:

                                                                     Exhibit C-1
                                                                     -----------

                          U. S. TRADEMARK ASSIGNMENT

     WHEREAS, G.S.I., Inc., a Delaware corporation, formerly known as Global Sports I.P. Inc. ("GSI"), having its principal place of business at 1075 First Avenue, King of Prussia, Pennsylvania, 19406 is the owner of and has good title to the trademarks and respective registrations and pending applications thereof in the United States Patent and Trademark Office listed in Schedule A attached
                                                           ----------
hereto, and the goodwill of the business associated therewith;

     WHEREAS, American Sporting Goods Corporation (hereinafter "ASG"), a Delaware corporation, having its principal place of business at 2323 Main Street, Irvine, California 92614 is desirous of acquiring all of GSI's rights, title and interest in and to the trademarks listed on Schedule A in the United
                                                      ----------
States including but not limited to any registrations, pending applications, and any common law or other unregistered rights in the trademarks, together with the goodwill of the business associated therewith;

     NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, GSI hereby assigns unto ASG all its right, title and interest in and to the trademarks listed on Schedule A, including any trademark
                                            ----------
registrations, pending applications, and any common law or other unregistered rights in such trademarks, and the goodwill of the business associated therewith, together with any existing rights of action for infringement of said trademarks.


Date:  December 29, 1999                     G.S.I., INC.
                                             a Delaware corporation


                                             ________________________________
                                             Name:
                                             Title:

Attested By:

_________________________
Notary

                                                                     Exhibit C-2
                                                                     -----------

                          U. S. TRADEMARK ASSIGNMENT

     WHEREAS, RYKA Inc., (hereinafter "RYKA"), a Pennsylvania corporation, having its principal place of business at 1075 First Avenue, King of Prussia, Pennsylvania, 19406 is the owner of and has good title to the trademarks and respective registrations and pending applications thereof in the United States Patent and Trademark Office listed in Schedule A attached hereto, and the goodwill of the business associated therewith;

     WHEREAS, American Sporting Goods Corporation (hereinafter "ASG"), a Delaware corporation, having its principal place of business at 2323 Main Street, Irvine, California 92614 is desirous of acquiring all of RYKA's rights, title and interest in and to the trademarks listed on Schedule A in the United
                                                      ----------
States including but not limited to any registrations, pending applications, and any common law or other unregistered rights in the trademarks, together with the goodwill of the business associated therewith;

     NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, RYKA hereby assigns unto ASG all its right, title and interest in and to the trademarks listed on Schedule A, including any trademark
                                            ----------
registrations, pending applications, and any common law or other unregistered rights in the trademarks, and the goodwill of the business associated therewith, together with any existing rights of action for infringement of said trademarks.


Date:  December 29, 1999                RYKA INC.
                                        a Pennsylvania corporation



                                        ____________________________________
                                        Name:
                                        Title:

Attested By:

_______________________
Notary

                                                                     Exhibit C-3
                                                                     -----------

                          U. S. TRADEMARK ASSIGNMENT

     WHEREAS, KPR Sports International, Inc., (hereinafter "KPR"), a Pennsylvania corporation, having its principal place of business at 1075 First Avenue, King of Prussia, Pennsylvania, 19406 is the owner of and has good title to the trademarks and respective registrations and pending applications thereof in the United States Patent and Trademark Office listed in Schedule A attached
                                                           ----------
hereto, and the goodwill of the business associated therewith;

     WHEREAS, American Sporting Goods Corporation (hereinafter "ASG"), a Delaware corporation, having its principal place of business at 2323 Main Street, Irvine, California 92614 is desirous of acquiring all of KPR's rights, title and interest in and to the trademarks listed on Schedule A in the United
                                                      ----------
States including but not limited to any registrations, pending applications, and any common law or other unregistered rights in the trademarks, together with the goodwill of the business associated therewith;

     NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, KPR hereby assigns unto ASG all its right, title and interest in and to the trademarks listed on Schedule A, including any trademark
                                            ----------
registrations, pending applications, and any common law or other unregistered rights in the trademarks, and the goodwill of the business associated therewith, together with any existing rights of action for infringement of said trademarks.



Date:  December 29, 1999                KPR SPORTS INTERNATIONAL, INC.
                                        a Pennsylvania corporation



                                        ____________________________________
                                        Name:
                                        Title:

Attested By:

_________________________
Notary

                                                                     Exhibit C-4
                                                                     -----------

                         FOREIGN TRADEMARK ASSIGNMENT

     WHEREAS, G.S.I., Inc., (hereinafter "GSI"), a Delaware corporation, having its principal place of business at 1075 First Avenue, King of Prussia, Pennsylvania, 19406, is, to the best of its knowledge, the owner of and has good title to the trademarks and respective registrations and pending applications thereof, listed in Schedule A attached hereto, and the goodwill of the business
                   ----------
associated therewith in the countries in which they are registered;

     WHEREAS, American Sporting Goods Corporation (hereinafter "ASG"), a Delaware corporation, having its principal place of business at 2323 Main Street, Irvine, California 92614 is desirous of acquiring all of GSI's right, title and interest in and to the trademarks including the respective registrations and pending applications therefor as listed in Schedule A,
                                                             ----------
together with the goodwill of the business associated therewith in the respective countries;

     NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, GSI hereby assigns unto ASG all its rights, title and interest in and to the trademarks, and registrations and pending applications therefor, listed in Schedule A, and the goodwill of the business associated
                    ----------
therewith, together with any existing rights of action for infringement of said trademarks..


Date:  December 29, 1999                G.S.I., INC.
                                        a Delaware corporation



                                        ____________________________________
                                        Name:
                                        Title:


Attested By:


_________________________
Notary

                                                                     Exhibit C-5
                                                                     -----------

                               PATENT ASSIGNMENT

          In consideration of good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, G.S.I., Inc. (the "Assignor"), a Delaware corporation, having as its principal place of business at 1075 First Avenue, King of Prussia, Pennsylvania, 19406, hereby sells and assigns to American Sporting Goods Corporation (the "Assignee"), a Delaware corporation, having its principal place of business at 2323 Main Street, Irvine, California, 92614, its entire right, title and interest for the United States of America and throughout the world in patents and patent applications listed on Schedule A
                                                                  ----------
attached hereto, the inventions described and/or claimed therein, continuing and/or divisional applications therefor, patents issuing therefrom, and reissues, extensions, renewals and reexaminations of such patents to the full end of the term or terms for which such patents issue, and all rights, claims or causes of action against third parties, whenever arising, relating to the same, such entire right, title and interest to be held and enjoyed by the Assignee to the same extent as they would have been held and enjoyed by the Assignor had this assignment and sale not been made.


IN WITNESS WHEREOF, executed by the Assignor on the date set forth below.


Date:  December 29, 1999                G.S.I. Inc. a Delaware corporation



                                        __________________________
                                        Name:
                                        Title:


Attested By:

_______________________
Notary

                                                                       Exhibit D
                                                                       ---------

                        ASSIGNMENT OF DOMAIN NAME RIGHTS
                        --------------------------------

     This Agreement is by and between RYKA Inc., (hereinafter "Assignor"), a Pennsylvania corporation, having its principal place of business at 1075 First Avenue, King of Prussia, PA 19406, and American Sporting Goods Corporation (hereinafter "ASG"), a Delaware corporation having its principal place of business at 2323 Main Street, Irvine, California 92614.

     WHEREAS Assignor is the registrant for the Internet domain name "RYKA.COM", and owns the goodwill associated therewith, if any.

     NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, Assignor by these presents, assigns and transfers unto Assignee and its successors, assigns and legal representatives, all right, title and interest in and to the Internet domain name "RYKA.COM" and sells, assigns and transfers unto Assignee and its successors, assigns and legal representatives, all Assignor's right, title and interest in and to the goodwill associated therewith, if any, in each case, to be held and enjoyed by Assignee for its own use and benefit and for the use and benefit of its successors, assigns and legal representatives.

     In order to give full force and effect to the assignment granted herein, Assignor further agrees to promptly execute the Registrant Name Change Agreement (version 3.0) required by InterNIC (as provided by ASG) to assign the above-identified Internet domain name.

     Signed at 1075 First Avenue, King of Prussia, Pennsylvania this 29th day of December, 1999.

                                        RYKA INC.

                                        By: ______________________
                                        Name:
                                        Title:

                                                                       Exhibit E
                                                                       ---------

                   IMPORT AUTHORIZATION FOR TRADEMARKED GOODS
                   ------------------------------------------

December 29, 1999

Department of Treasury
United States Customs Service
Attn: ________________

Re: Entry no. _____________

Dear ___________:

American Sporting Goods Corp. has acquired certain assets from Global Sports, Inc. including the trademarks of RYKA, Yukon and Apex as of December 29, 1999.

Enclosed please find copies of the applicable Trademark Assignments. American Sporting Goods Corp. is the owner of the trademarks of RYKA, Yukon and Apex listed thereon and has the right to import merchandise under such trademarks of RYKA, Yukon and Apex.

Should you have any questions please feel free to contact me at
(949) 752-6688 x811.

Sincerely,

____________________________________
Jennifer Lin
Controller
American Sporting Goods Corp.

and


RYKA Inc.,                                 G.S.I., Inc.,
a Pennsylvania corporation                 a Delaware corporation


By: ________________________________       By: _____________________________
Name:                                      Name:
Title:                                     Title:

KPR Sports International, Inc.,
a Pennsylvania corporation                 Apex Sports International, Inc.,
                                           a Pennsylvania corporation

By: ________________________________
Name:                                      By: _____________________________
Title:                                     Name:
                                           Title:

                                                                       Exhibit F
                                                                       ---------

                      American Sporting Goods Corporation
                                2323 Main Street
                               Irvine, CA 92614

                              Global Sports, Inc.
                               1075 First Avenue
                           King of Prussia, PA 19406


December 29, 1999

Blank Rome Comisky & McCauley LLP
One Logan Square
Philadelphia, PA 19103

Dear Ladies and Gentlemen:

          Please refer to that certain Escrow Agreement dated as of December 15, 1999 (the "Escrow Agreement") by and among Global Sports, Inc., a Delaware corporation ("Global Sports"), American Sporting Goods Corporation, a Delaware corporation ("ASG"), and Blank Rome Comisky & McCauley LLP, a Pennsylvania limited liability partnership. Pursuant to Section 4 of the Escrow Agreement, you are hereby instructed by the undersigned to pay the amount of the Deposit, as defined in the Escrow Agreement, to Global Sports. You are further instructed by the undersigned to pay any accrued interest on the Deposit to ASG.

Sincerely,

AMERICAN SPORTING GOODS CORPORATION
a Delaware corporation


By: __________________________
    Jerome A. Turner
    President


GLOBAL SPORTS, INC.
a Delaware corporation


By: __________________________
Name:
Title:

                                                                       Exhibit G
                                                                       ---------


                             BLANKET DRAWBACK ENTRY
                             ----------------------

                                                                       Exhibit H
                                                                       ---------

                           ASSIGNMENT AND ENDORSEMENT
                           --------------------------

          For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, ______________________________________ ("Assignor")
hereby grants, sells, assigns, transfers and endorses to American Sporting Goods Corporation, its successors, lenders and assigns, with full power of substitution, all right, title and interest in of Assignor in and to the following:

     Bill of Lading No. _______________________________, Document No.
_____________________________________.

          IN WITNESS WHEREOF, this Assignment is executed as of this 29th day of December, 1999.


                                        ______________________________________

                                    By: ______________________________________
                                    Name
                                    Title

                                                                       Exhibit I
                                                                       ---------

                      FORM OF OPINION OF COUNSEL FOR BUYER
                      ------------------------------------


                               December 29, 1999


Global Sports, Inc.
RYKA Inc.
KPR Sports International, Inc.
G.S.I., Inc.
Apex Sports International, Inc.
555 S. Henderson Road
King of Prussia, PA 19406

Ladies and Gentlemen:

          We refer to the Asset Purchase Agreement dated as of December 29, 1999 (the "Agreement"), among American Sporting Goods Corporation, a Delaware corporation ("Buyer"), RYKA Inc., a Delaware corporation, KPR Sports International, Inc., a Delaware corporation, G.S.I., Inc., a Delaware corporation, and Apex Sports International, Inc., a Delaware corporation (each a "Seller and collectively, "Sellers"), and Global Sports, Inc., a Delaware corporation ("Parent"), providing for, among other things, the acquisition by Buyer of certain assets and the assumption of certain liabilities and agreements of Sellers' footwear divisions. We have served as special counsel to Buyer in connection with the Agreement and the transactions contemplated thereby. Terms used herein which are defined in the Agreement shall have the respective meanings set forth therein, unless otherwise defined herein.

          This opinion is being rendered pursuant to Section 4.3(d) of the Agreement by the Los Angeles office of Sidley & Austin. This opinion is limited solely to the laws of the State of California and the General Corporation Law of the State of Delaware as those laws were in effect as of the date hereof, and we express no opinion as to the laws of any other state or jurisdiction (including any local jurisdictions within the State of California), notwithstanding that there may be attorneys in the Los Angeles office of Sidley & Austin admitted to practice in other jurisdictions.

          In connection with our opinions in Paragraph 3 below, we note that the Agreement and the Assumption Agreement (referenced in clause (b) below) are governed by Delaware law. Our opinions expressed in Paragraph 3 do not constitute an opinion under Delaware law, but rather, are opinions under California law given on the assumption that the governing law is California law and not Delaware law and that a court enforcing such agreements applies California law (other than California conflicts of laws principles).

          In our capacity as counsel to Buyer, we have examined, among other things, originals or copies identified to our satisfaction as being true copies, of the following:

          (a)  the Agreement; and

          (b) the Assignment and Assumption of Contracts Agreement dated December 29, 1999 (the "Assumption Agreement"), between Seller and Buyer.

          In addition, we have obtained from public officials and from officers and other representatives of Buyer such other certificates and assurances as we consider necessary for purposes of rendering this opinion. With respect to the opinions set forth in Paragraph 1 regarding due incorporation, valid existence and good standing, we are relying exclusively on a review of the charter documents and certificates or verbal confirmation from public officials from the States of Delaware and California. We also have relied on and assumed the truth and accuracy of the representations made by Buyer in the Agreement. As to any facts material to the opinions hereinafter expressed that we did not independently establish or verify, we have relied without investigation upon certificates, statements and representations of representatives of Buyer, including without limitation, the Officers' Certificate of Jerome A. Turner and Jack Wong, President and Secretary of Buyer, respectively.

          As used herein, unless otherwise expressly stated, the term "to the best of our knowledge" or "to our knowledge" or other phrases to the same or similar effect with reference to matters of fact, means that to the actual knowledge of those attorneys in our firm who have devoted substantial attention to this engagement, but not including any constructive or imputed notice of any information, we find no reason to believe that the opinions expressed herein are factually incorrect. Beyond that we have made no independent factual investigation for the purpose of rendering an opinion with respect to such matters.

          Subject to the assumptions, limitations and qualifications herein set forth, we are of the opinion that:

          1. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Buyer is duly qualified to conduct business as a foreign corporation under the laws of the State of California.

          2. Buyer has the corporate power and authority to execute, deliver and perform the Agreement and the Assumption Agreement and to consummate the transactions contemplated thereby.

          3. The Agreement and the Assumption Agreement have each been duly authorized, executed and delivered by Buyer and, if they were to be governed by California law, would constitute the legal, valid and binding agreement of Buyer enforceable against Buyer in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          4. No consent, approval or authorization of, or declaration, filing or registration with, any federal or state governmental authority or regulatory body, is required on the part of Buyer (i) for the valid execution and delivery by Buyer of the Agreement, the Assumption Agreement, or (ii) the consummation by Buyer of the transactions contemplated by the Agreement and the Assumption Agreement.

          For purposes of rendering the foregoing opinions, we have made, with your consent, and without further inquiry as to their accuracy or completeness, the following assumptions:

          (a) We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

          (b) We have assumed the due authorization, execution and delivery of the Agreement and the Assumption Agreement and all of the other instruments and agreements contemplated thereby by the parties thereto (other than Buyer) and that the Agreement and the Assumption Agreement and all of the other instruments and agreements contemplated thereby constitute the legally valid and binding obligations of the parties thereto (other than Buyer), enforceable against such parties in accordance with their respective terms.

          (c) We have assumed compliance by you with any and all applicable laws with which you are required to comply relating to or affecting the matters and actions contemplated by the Agreement and the Assumption Agreement and all of the other instruments and agreements contemplated thereby.

          This opinion is given as of the date hereof and we disclaim any obligation to advise you of any changes or developments in law that may occur after the date hereof which may affect the conclusions reached herein.

          This opinion is being delivered solely for the benefit of the persons to whom it is addressed and may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent.


                                    Very truly yours,

                                                                       EXHIBIT J
                                                                       ---------

                     FORM OF OPINION OF COUNSEL FOR SELLER
                     -------------------------------------


                               December 29, 1999



American Sporting Goods Corporation
17021 Von Karman Avenue
Irvine, California 97214

Congress Financial Corporation (Western)
225 South Lake Avenue, Suite 1000
Pasadena, California 91101

Gentlemen:

          This opinion is being furnished pursuant to Section 4.4(d) of the Asset Purchase Agreement dated as of December 28, 1999 (the "Agreement"), among American Sporting Goods Corporation, a Delaware corporation ("Buyer"), RYKA, Inc., a Pennsylvania corporation ("RYKA"), KPR Sports International, Inc., a Pennsylvania corporation ("KPR"), GSI Inc., a Delaware corporation ("GSI"), and Apex Sports International, Inc., a Pennsylvania corporation ("Apex") (each a "Seller and collectively, "Sellers"), and Global Sports, Inc., a Delaware corporation ("Parent"), providing for, among other things, the acquisition by Buyer of certain assets and the assumption of certain liabilities and agreements of Sellers' branded division. We have served as counsel to Sellers and Parent in connection with the Agreement and the transactions contemplated thereby. Terms used herein which are defined in the Agreement shall have the respective meanings set forth therein, unless otherwise defined herein.

     Although as counsel to Sellers and Parent, we have advised them in connection with certain matters referred to us by them, our services are limited to specific matters so referred. Consequently, we do not have knowledge of many transactions in which Sellers and Parent engaged or their day-to-day operations.

     In rendering this opinion, we have examined only the documents listed below and in Exhibit "1" hereto:

          (a)  the Agreement;

          (b) the Bill of Sale and Assignment, dated as of the date hereof, of Sellers in favor of Buyer;

          (c) the Instrument of Assignment and Assumption, dated as of the date hereof, between Buyer and Sellers;

          (d) the United States Trademark Assignments, dated as of the date hereof, of each of GSI, RYKA and KPR in favor of Buyer;

          (d) the Foreign Trademark Assignment, dated as of the date hereof, of GSI in favor of Buyer;

          (e) the United States Patent Assignment, dated as of the date hereof, of GSI in favor of Buyer; and

          (f) the Assignment of the RYKA Website, dated as of the hereof, of RYKA in favor of Buyer (items (b) through (f), inclusive, are referred to collectively as the "Seller Ancillary Agreements").

     We have also assumed and relied, as to matters of fact and mixed questions of fact and laws, upon the truth, completeness, authenticity and due authorization (except as to the Agreement and the Seller Ancillary Agreements) of all certificates, documents and records examined and the genuineness of all signatures, including, but not limited to, the Certificate attached hereto as Exhibit "2", the representations, warranties, covenants and agreements of the Company given pursuant to or in connection with the Agreement, and the other documents listed in Exhibit "1.

     We have not made any independent investigation in rendering this opinion other than the document examination described above. Our opinion is therefore qualified in all respects by the scope of that document examination. We make no representation as to the sufficiency of our investigation for your purposes. In rendering this opinion, we have assumed and relied upon the truth, completeness, authenticity and due authorization of all documents and certificates examined and of all the signatures thereon. We have also assumed that the Agreements and the Seller Ancillary Agreements are valid and legally binding upon and enforceable against you in accordance with their terms.

     This opinion is limited to the laws of the Commonwealth of Pennsylvania, the Delaware General Corporation Law (the "DGCL") and no opinion is expressed as to the effect of the laws of any other jurisdiction. In connection with our opinions in Paragraphs 5 and 6 below, we note that the Agreement and the Assumption Agreement (referenced in clause (b) above) are governed by Delaware law. Our opinions expressed in Paragraphs 5 and 6 do not constitute an opinion under Delaware law, but rather, are opinions under Pennsylvania law given on the assumption that the governing law is Pennsylvania law and not Delaware law and that a court enforcing such agreements applies Pennsylvania a law (other than Pennsylvania conflicts of laws principles). In connection with our opinions in Paragraphs 4 and 6 below, we express no opinion as to whether the approval of the stockholders of Parent is required. We understand that you have been provided with a copy of the opinion of Potter Anderson & Corroon LLP, special Delaware counsel to Parent, that the sale of the branded division assets does not require the approval of the Corporation's stockholders under the DGCL. In rendering this opinion, we have assumed compliance with all other laws, including federal laws, and compliance with all Pennsylvania and Delaware antitrust laws.

     Based upon and subject to the qualifications, exceptions and limitations heretofore and hereafter set forth, it is our opinion that:

     1. Parent and GSI each is a corporation duly organized, validly existing and in good standing under DGCL.

     2. RYKA, KPR and Apex each is a corporation incorporated and subsisting under the Pennsylvania Business Corporation Law of 1988, as amended ("BCL").

     3. Each Seller has the corporate power and authority under the DGCL or BCL, as applicable to execute, deliver and perform the Agreement and each of the Seller Ancillary Agreements to which it is a party, and consummate the transactions contemplated thereby.

     4. Parent has the corporate power and authority under the DGCL to execute, deliver and perform the Agreement, and consummate the transactions contemplated thereby; provided, however, that we express no opinion as to whether the approval of the stockholders of Parent is required..

     5. The Agreement and the Seller Ancillary Agreements have each been duly authorized, executed and delivered by Sellers and each constitutes the legal, valid and binding agreement of Sellers enforceable against Sellers in accordance with its respective terms.

     6. The Agreement has been duly authorized, executed and delivered by Parent and constitutes the legal, valid and binding agreement of Parent enforceable against Parent in accordance with its terms; provided, however, that we express no opinion as to whether the approval of the stockholders of Parent is required.

     7. No consent, approval or authorization of, or declaration, filing or registration with, any state governmental authority or regulatory body, is required on the part of Sellers or Parent for the valid execution and delivery by Sellers or Parent of the Agreement or the Seller Ancillary Agreements or the consummation by Sellers and Parent of the transactions contemplated thereby.

     The opinions expressed herein are subject in all respects to the following qualifications: no opinion is rendered as to: (i) the availability of equitable remedies including, but not limited to, specific performance, self-help, injunctive relief and the ability of a party to institute judicial or non-judicial proceedings, or to exercise any other rights, without notice to the other party; (ii) the effect of bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other similar laws or equitable principles affecting creditors' rights or remedies; (iii) the effect of applicable laws and court decisions which hereafter limit or render unenforceable certain of your rights and remedies; (iv) provisions relating to court costs or legal or other fees and charges which may be properly chargeable, reimbursable, or recoverable;
(v) provisions which a court of law renders unenforceable due to a standard of reasonableness or other standard imposed by such court; and (vi) the enforceability of any consent to jurisdiction or venue of courts which otherwise would lack personal or subject matter jurisdiction.

     The validity, binding effect and enforceability of the obligations of the parties under the Agreement are subject to general principles of equity (whether such enforceability is considered in a proceeding in equity or at law), conscionability, reasonableness, good faith and fair dealing.

     This opinion is governed by, and shall be interpreted in accordance with the Legal Opinion Accord (the "Accord") of the American Bar Association Section of Business Law (1991) as supplemented or modified by the Pennsylvania Third Party Legal Opinion Supplement (the "Supplement") of the Corporation, Banking and Business Law Section of the Pennsylvania Bar Association (1992). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the and Supplement, in addition to the qualifications, exceptions and limitations specifically set forth herein and this opinion should be read in conjunction therewith. In the event of any inconsistency between the qualifications, exceptions and limitations of the Accord and those specifically set forth herein, the more restrictive qualifications, exceptions and limitations shall control.

     This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

     This opinion is not intended to be relied upon by any individual or entity other than you, or to be distributed or disclosed except to your directors, officers and counsel, without the prior written consent of a partner of this law firm.

     This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. This opinion is not a guarantee and should not be construed or relied on as such.

                                             Very truly yours,


                                              BLANK ROME COMISKY & McCAULEY LLP

                                  EXHIBIT "1"

     1. Certificate or Articles of Incorporation and all amendments thereto of Parent and each Seller.

     2. Good standing certificates from the Secretary of State of the State of Delaware for Parent and GSI.

     3. Certificate of the Secretary of the Commonwealth of Pennsylvania as to the present subsistence of the RYKA, KPR and Apex.

     4.  Bylaws of Parent and each Seller.

     5. Resolutions adopted by the Board of Directors of Parent and each Seller.

     6.  Resolutions adopted by the shareholders of each Seller.

     7. Certificate of officers of each of Parent and Sellers more fully set forth in Exhibit "2" attached hereto.

     8.  Certificates of Parent and Sellers delivered pursuant to the Agreement.

                                  EXHIBIT "2"

     The undersigned officers of Global Sports, Inc. ("Parent"), RYKA, Inc., KPR Sports International, Inc., GSI Inc. and Apex Sports International, Inc. (collectively, "Sellers"), hereby certify to Blank Rome Comisky & McCauley LLP that:

     1. We are familiar with all the terms and provisions of the Agreement. All capitalized terms used and not defined herein shall have the meanings ascribed to them in the Agreement.

     2. As to the matters hereinbelow set forth, we either have personal knowledge or have obtained information from officers and employees of Parent or Sellers in whom we have confidence and whose duties require them to have personal knowledge thereof.

     3. The representations and warranties contained in the Agreement are true on and as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof.

     4. The undersigned has read and is familiar with the opinion (in the form attached) to be rendered by Blank Rome Comisky & McCauley LLP in connection with the Agreement. The undersigned are executing this Certificate to induce Blank Rome Comisky & McCauley LLP to render that opinion and understands that Blank Rome Comisky & McCauley LLP will rely upon the foregoing as well as other certificates, papers and investigations in rendering that opinion. The undersigned knows of no reason why the opinion should not be issued.

Dated: December   , 1999

                              _________________________
                              Michael G. Rubin


                              _________________________
                              Steven Wolf